UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
REDWIRE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

June 9, 2025
AMENDMENT TO PROXY STATEMENT
MERGER AGREEMENT AMENDED TO INCLUDE SELLER NOTE
SPECIAL MEETING TO BE ADJOURNED UNTIL JUNE 13, 2025
To the stockholders of Redwire Corporation:
On June 8, 2025, Redwire Corporation (“Redwire”), Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy”, and together with its subsidiaries, the “Edge Autonomy Group”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire (“Merger Sub”), and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire (“Purchaser”), entered into Amendment No. 2 (the “Amendment”) to that certain Agreement and Plan of Merger, dated January 20, 2025, as amended on February 3, 2025 (the “Merger Agreement,” and, together with the Amendment, the “Amended Merger Agreement”), by and among Redwire, Seller, Edge Autonomy, Merger Sub and Purchaser, pursuant to which Redwire will, via the mergers set forth in the Amended Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group.
The Amended Merger Agreement provides that the equity securities of Edge Autonomy issued and outstanding immediately prior to the closing of the Mergers (the “Closing”) will be converted into the right to receive merger consideration of $925 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses not paid or assumed by Seller (the “Merger Consideration”), consisting of (i) $160 million in cash, which amount will include a promissory note in the principal amount of $100 million to be issued by a subsidiary of Redwire (the “Seller Note Issuer” and such promissory note the “Seller Note”) and (ii) $765 million in shares of common stock of Redwire, par value $0.0001 per share (“Redwire Common Stock”) issued at a price per share of $15.07 (the “Equity Consideration”), subject to a portion of such Redwire Common Stock being held back from the Equity Consideration to satisfy post-Closing adjustments to the Merger Consideration. Prior to entering into the Amendment, the nominal $925 million of Merger Consideration was to consist, subject to the previously described adjustments, of (i) $150 million in cash and (ii) $775 million in Redwire Common Stock, issued at a price per share of $15.07.
The board of directors of Redwire (the “Redwire Board”), upon recommendation of a special committee of the Redwire Board (the “Redwire Special Committee”) composed entirely of directors who are independent both with respect to Redwire and AE Industrial Partners, LP and its affiliates (“AE Industrial”), has approved the Amended Merger Agreement and the transactions contemplated thereby, including the Mergers, and the issuance of shares of Redwire Common Stock as partial consideration in the Mergers (the “Stock Issuance”). The Mergers, including the Stock Issuance pursuant to the Mergers (the “Transactions”), are subject to the approval of Redwire’s stockholders (the “Stockholder Approval”), including the affirmative vote of the holders of a majority in voting power of Redwire Common Stock issued and outstanding and held by persons other than AE Industrial, persons that Redwire has determined to be officers of Redwire within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, and members of the Board who are (i) not members of the Redwire Special Committee and (ii) affiliated with AE Industrial. As more fully described below, Redwire intends to hold a stockholder meeting to approve the Transactions on June 13, 2025, and the Redwire Board has also approved a recommendation to Redwire’s stockholders that they vote to approve the Transactions.
In connection with the execution of the Amendment, BCC Redwire Aggregator, L.P., a Delaware limited partnership (“Bain”), Genesis Park II LP, a Delaware limited partnership (“Genesis Park”), and certain affiliates of AE Industrial, each of which previously entered into separate voting and support agreements (the “Voting Agreements”) with respect to the Stockholder Approval for the Transactions, each confirmed that such stockholder reviewed the Amendment and that its Voting Agreement also applies with respect to the Amended Merger Agreement.
On or about May 9, 2025, we sent to you a definitive proxy statement (the “definitive proxy statement”) relating to a special meeting of Redwire stockholders to be held virtually, via live audio webcast on June 9, 2025 at 10:00 a.m. Eastern Time. Redwire intends to convene the special meeting on June 9, 2025 at 10:00 a.m. Eastern Time, as scheduled, and adjourn the special meeting until June 13, 2025 at 8:00 a.m. Eastern Time, by action of the chairman of the meeting, in accordance with Redwire’s bylaws (as so adjourned and including any further postponements or adjournments thereof, the “Redwire Special Meeting”). Redwire intends to submit the proposals to approve the Mergers and the Stock Issuance pursuant to the Mergers to a vote of Redwire’s stockholders at the Redwire Special Meeting. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025SM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-

digit control number included on your proxy card or on the voting instruction form accompanying this proxy supplement. You will not be able to attend the Redwire Special Meeting in person.
At the Redwire Special Meeting, Redwire stockholders will be asked to:
1.approve the Mergers, including the Stock Issuance pursuant to the Mergers; and
2.approve one or more adjournments of the Redwire Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Transactions at the time of the Redwire Special Meeting.
The supplement to the definitive proxy statement (the “proxy supplement”) accompanying this letter provides additional information regarding the Amendment and the Amended Merger Agreement. You are strongly encouraged to review carefully and in its entirety this proxy supplement, the definitive proxy statement, the Amendment attached as Annex A, as well as the other materials attached to this proxy supplement and the definitive proxy statement or incorporated herein by reference, before making any voting decisions.
The Redwire Board recommends that Redwire stockholders vote “FOR” each of the proposals presented at the Redwire Special Meeting.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Redwire Special Meeting virtually, please take the time to vote by proxy over the Internet or by telephone as described in the proxy supplement. The form of proxy card previously provided on or about May 9, 2025 may not be used by our registered stockholders to vote at the Redwire Special Meeting and will be disregarded. IF YOU ARE A REGISTERED STOCKHOLDER AND HAVE ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING THE REVISED PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED. PLEASE DO SO BY VOTING OVER THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THIS PROXY SUPPLEMENT. SEE “HOW DO I CAST MY VOTE” ON PAGE 7 FOR MORE INFORMATION REGARDING HOW TO VOTE.
Information about the meeting, the Amended Merger Agreement, the Transactions and the other business to be considered at the meeting is contained in this proxy supplement and the definitive proxy statement. You are urged to read this proxy supplement and the definitive proxy statement carefully and in their entirety, including the annexes and the documents incorporated by reference.
The record date for the Redwire Special Meeting did not change and the record date will remain the same for the reconvened Redwire Special Meeting on June 13, 2025. Only holders of our common stock at the close of business on April 22, 2025 are entitled to notice of, and to vote at, the reconvened Meeting.
If you are a Redwire stockholder and have any questions about the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, you should contact:
Redwire Investor Relations:
650-701-7722
investorrelations@redwirespace.com
Thank you for your cooperation and continued support.
Sincerely,
Peter Cannito
Chairman, Chief Executive Officer and President
Redwire Corporation
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Amended Merger Agreement, the Mergers or the Stock Issuance described in the proxy supplement or the definitive proxy statement or passed upon the adequacy or accuracy of the proxy statement. Any representation to the contrary is a criminal offense.
This proxy supplement is dated June 9, 2025 and is first being sent to Redwire stockholders of record on or about June 9, 2025.

i

UPDATE TO CERTAIN DEFINED TERMS USED IN THIS PROXY STATEMENT
The definitive proxy statement is amended to delete the following defined terms in their entirety: “Escrow Agreement.”
The following defined terms supersede the defined terms included in the proxy statement. Unless otherwise indicated or as the context otherwise requires, when used in this proxy statement:
“Cash Consideration” means the cash to be delivered by Redwire as consideration with respect to the Mergers, which, for the avoidance of doubt, shall be deemed satisfied to the extent of the principal amount of the Seller Note.
The following defined terms supplement the defined terms included in the proxy statement. Unless otherwise indicated or as the context otherwise requires, when used in this proxy statement:
“Amended Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among Redwire, Merger Sub, Purchaser, Seller and Edge Autonomy, as amended on February 3, 2025 and by the Amendment.
“Amendment” means that certain amendment to the Merger Agreement, dated as of June 8, 2025, by and among Redwire, Merger Sub, Purchaser, Seller and Edge Autonomy.
“Assignment of AE Consulting Agreement” means that certain Assignment and Assumption of Consulting Agreement in the form attached to the Amendment, pursuant to which the AE Consulting Agreement and all rights and obligations associated therewith will be assigned to Seller in connection with the Closing.
“Debt Commitment Letter” means that certain commitment letter, dated May 23, 2025, by and among the Debt Facility Borrower and the Lenders.
“Debt Facility Borrower” means the wholly-owned subsidiary of Redwire that will be the lead borrower under the Debt Facilities.
“definitive proxy statement” means that certain definitive proxy statement mailed to Redwire stockholders on or about May 9, 2025 in respect of the Redwire Special Meeting.
“Equity Holdback” means the Redwire Common Stock equal to $5 million, valued at a price per share of $15.07, held back from the Equity Consideration delivered at Closing.
“Existing Redwire Agent” means Adam Street Credit Advisors LP.
“Lenders” means TCBI Securities, Inc., doing business as Texas Capital Securities, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Truist Bank.
“proxy supplement” means this supplement to the definitive proxy statement, sent to Redwire Stockholders on or about June 9, 2025.
“Redwire Credit Facility” means that certain Credit Agreement, dated as of October 28, 2020, by and among certain of Redwire’s subsidiaries, the Existing Redwire Agent and the lenders party thereto (as amended, modified, renewed, extended, restated and/or supplemented from time to time.
“Redwire Special Meeting” means the special meeting of Redwire stockholders to be held virtually, via live audio webcast on June 13, 2025 at 8:00 a.m. Eastern Time, including any postponements or adjournments thereof.
“Registration Rights Coordination Agreement” means that certain Registration Rights Coordination Agreement, dated June 8, 2025, by and among Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P.
“RRA” means that certain Registration Rights Agreement, dated October 28, 2022, by and among Redwire, Bain, AE Industrial Partners, Fund II, L.P. and AE Industrial Partners Structured Solutions.

“Seller Note Issuer” means Redwire Finance Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Redwire.
“Seller Note” means that certain $100 million principal amount unsecured note to be issued by the Seller Note Issuer to Seller in connection with the Closing.
The definitive proxy statement is hereby amended in its entirety to refer to the Amended Merger Agreement in each instance where it refers to the Merger Agreement, as the context requires.

UPDATE TO ANNEXES TO THIS PROXY STATEMENT
The following annexes, which are attached to this proxy supplement, shall supplement the corresponding annexes included in the definitive proxy statement:
•Annex A – Amendment No. 2 to Agreement and Plan of Merger
•Annex B – Fairness Opinion

EXPLANATORY NOTE
This proxy supplement to the definitive proxy statement relates to the Amended Merger Agreement. The information provided in the definitive proxy statement previously sent to our stockholders on or about May 9, 2025, continues to apply, except as described in this proxy supplement. To the extent information in this supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is the more current information. For additional information, please see “Where You Can Find More Information” beginning on page 44. This proxy supplement and the definitive proxy statement may also be found on the Internet at www.sec.gov.
If you have any questions about the Amendment, Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, please feel free to contact:
Redwire Investor Relations:
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
Telephone: (650) 701-7722
Email: investorrelations@redwirespace.com
Stockholders, banks and brokers who wish to receive a separate copy of this proxy supplement or the definitive proxy statement may submit their request to Broadridge Financial Solutions, Inc. by internet, telephone or email, as follows:
Broadridge Financial Solutions, Inc.:
By Internet: www.proxyvote.com
By Telephone: 1-800-579-1639
By Email: sendmaterial@proxyvote.com

ADJOURNMENT OF THE SPECIAL MEETING
Redwire intends to convene the special meeting on June 9, 2025 at 10:00 a.m. Eastern Time, as scheduled, and adjourn the special meeting until June 13, 2025 at 8:00 a.m. Eastern Time, by action of the chairman of the meeting, in accordance with Redwire’s bylaws. Redwire intends to submit the proposals to approve the Mergers and the Stock Issuance pursuant to the Mergers to a vote of Redwire’s stockholders at the Redwire Special Meeting. The record date will remain the same for the reconvened meeting. References in this proxy supplement, in the definitive proxy statement, where appropriate, and in the proxy card to the “Redwire Special Meeting” are to the subsequently reconvened meeting.
You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025SM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying this proxy supplement. You will not be able to attend the Redwire Special Meeting in person.
Unless you are present at the reconvened Redwire Special Meeting, we must receive your proxy card on or before the opening of the reconvened Redwire Special Meeting on June 13, 2025 at 8:00 a.m, in order for your shares to be voted at the reconvened special meeting. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 12, 2025. Redwire encourages you to submit proxies via the Internet or by telephone by 11:59 p.m. Eastern Time on June 12, 2025, rather than by mailing your proxy card, in order for your shares to be counted. SEE “HOW DO I CAST MY VOTE” ON PAGE 7 FOR MORE INFORMATION REGARDING HOW TO VOTE.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Redwire Special Meeting virtually, please take the time to vote by proxy over the Internet or by telephone as described in this proxy supplement. The form of proxy card previously provided on or about May 9, 2025 may not be used to vote at the Redwire Special Meeting and will be disregarded. IF YOU ARE A REGISTERED STOCKHOLDER AND HAVE ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING THE REVISED PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED. PLEASE DO SO BY VOTING OVER THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE PROXY SUPPLEMENT.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE REDWIRE SPECIAL MEETING
The following questions and answers are intended to address the Amendment, the Amended Merger Agreement and the Redwire Special Meeting:
Q.    Why are you mailing to me this proxy supplement to the definitive proxy statement?
A. We are mailing to you this proxy supplement to the definitive proxy statement because on June 8, 2025, we entered into an amendment to the Merger Agreement. This proxy supplement provides information with respect to the Amendment and certain other matters and updates the definitive proxy statement which was previously mailed to you.
Q.    What is the revised consideration that Redwire will pay for Edge Autonomy in the Mergers?
A. The Amended Merger Agreement provides that the equity securities of Edge Autonomy issued and outstanding immediately prior to the Closing will be converted into the right to receive merger consideration of $925 million, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses not paid or assumed by Seller, consisting of (i) $160 million in cash, which amount will include the Seller Note to be issued by the Seller Note Issuer and (ii) $765 million in shares of Redwire Common Stock issued at a price per share of $15.07, subject to a portion of such Redwire Common Stock being held back from the Equity Consideration to satisfy post-Closing adjustments to the Merger Consideration. Prior to entering into the Amendment, the nominal $925 million of Merger Consideration was to consist, subject to the previously described adjustments, of (i) $150 million in cash and (ii) $775 million Redwire Common Stock, issued at a price per share of $15.07. For further information, see “The Amended Merger Agreement – Merger Consideration.”
Q.    What other changes have been made to the Merger Agreement?
A. The Amendment provides that, in connection with the Closing, the Seller Note Issuer will issue the Seller Note in lieu of the payment of $100 million in cash. For further information, see “Other Transaction Agreements – The Seller Note.”
The Amendment also eliminates a cash escrow account to fund post-Closing purchase price adjustments. Instead, Redwire Common Stock equal to $5 million, valued at a price per share of $15.07, will be held back from the Equity Consideration delivered at Closing (the “Equity Holdback”) and adjustments to the final Merger Consideration made post-Closing based on the final amounts of indebtedness, cash, working capital and transaction expenses will be satisfied by Redwire retaining all or a portion of such withheld Equity Consideration or issuing Redwire Common Stock in an amount equal to up to $10 million to Seller, as applicable depending on the purchase price adjustment (if any). Seller has also agreed to assume certain transaction expenses of Edge Autonomy and for which neither Edge Autonomy nor Redwire would have further responsibility.
As a result of the Amendment, as of immediately prior to Closing and before Edge Autonomy makes the required payments on the Closing Date, Redwire must have freely usable cash, including the proceeds from any Debt Financing and the principal amount of the Seller Note, totaling at least $160 million rather than $150 million. Accordingly, the applicable closing condition with respect to such obligation has been revised to reflect such increase. In addition, Redwire’s obligation to consummate the Transactions is subject to an additional condition that the Closing Date Cash Shortfall Amount may not exceed $60 million.
Q.    Does the Redwire Board and the Redwire Special Committee support the Amended Merger Agreement?
A. Yes, the Redwire Board and the Redwire Special Committee support the Amended Merger Agreement and the changes to the Transactions effected thereby. The Redwire Board, upon recommendation of the Redwire Special Committee, recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal and (ii) “FOR” the Adjournment Proposal.

Q.    When and where is the Redwire Special Meeting?
A. Redwire intends to convene the special meeting on June 9, 2025 at 10:00 a.m. Eastern Time, as scheduled, and adjourn the special meeting until June 13, 2025 at 8:00 a.m. Eastern Time, by action of the chairman of the meeting, in accordance with Redwire’s bylaws (as so adjourned and including any further postponements or adjournments thereof, the “Redwire Special Meeting”). Redwire intends to submit the proposals to approve the Mergers and the Stock Issuance pursuant to the Mergers to a vote of Redwire’s stockholders at the Redwire Special Meeting. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/RDW2025SM. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying this proxy supplement. You will not be able to attend the Redwire Special Meeting in person.
Q.    Will the Record Date remain the same?
A. Yes, there has been no change to the Record Date. The Record Date for the Redwire Special Meeting is April 22, 2025.
Q.    What if I already voted using the proxy or voting instructions you sent me earlier?
A. The form of proxy card previously provided on or about May 9, 2025 may not be used to vote at the Redwire Special Meeting and will be disregarded. IF YOU ARE A REGISTERED STOCKHOLDER AND HAVE ALREADY VOTED USING THE PRIOR PROXY CARD, YOU MUST VOTE AGAIN USING THE REVISED PROXY CARD IN ORDER FOR YOUR VOTE TO BE COUNTED. PLEASE DO SO BY VOTING OVER THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE PROXY SUPPLEMENT. Redwire encourages you to submit proxies via the Internet or by telephone by 11:59 p.m. Eastern Time on June 12, 2025, rather than by mailing your proxy card, in order for your shares to be counted.
Q.    How do I cast my vote?
A. Beneficial Stockholders. If you hold your shares through a bank, broker, trustee or similar nominee, you are a beneficial stockholder. Please refer to the materials forwarded to you by your bank, broker, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Redwire Special Meeting at www.virtualshareholdermeeting.com/RDW2025SM. You will need to log in by entering your unique 16-digit control number included on the proxy card attached to this proxy supplement or on the voting instruction form accompanying this proxy supplement. Only one (1) person will be able to log in with that unique control number at any time. You can also vote by proxy before the Redwire Special Meeting in the following ways:
1.via the Internet at www.proxyvote.com;
2.via telephone by calling 1-800-690-6903; or
3.by signing and returning the proxy card attached to this proxy supplement, which must be received prior to the commencement of the Redwire Special Meeting.
Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 12, 2025.
Redwire encourages you to submit your vote via the Internet or via telephone even if you plan to attend the Redwire Special Meeting virtually so that your shares will be voted if you are ultimately unable to attend the Redwire Special Meeting.

Q.    Who can help answer my questions?
A. If you are a Redwire stockholder and have any questions about the Amendment, the Mergers or the Redwire Special Meeting or need assistance voting your shares of Redwire capital stock, or if you need additional copies of this proxy supplement, the definitive proxy statement or the proxy card, you should contact:
Redwire Investor Relations:
650-701-7722
investorrelations@redwirespace.com

UPDATE TO SUMMARY
This update to the summary highlights selected information from this proxy supplement and may not contain all of the information that is important to you. To fully understand the Amended Merger Agreement and the Mergers and for a more complete description of their legal terms, you should carefully read this entire proxy supplement, the definitive proxy statement and the other documents to which you are referred.
The Mergers and the Amended Merger Agreement
Merger Consideration
The below amends the description in the definitive proxy statement.
The Merger Consideration payable by Redwire with respect to the Mergers is $925 million, payable in a combination of cash (inclusive of the Seller Note) and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, in each case (as applicable), after giving effect to Edge Autonomy’s pre-Closing payments with respect to certain indebtedness, transaction expenses and bonuses to employees or other service providers. Redwire expects to finance the Cash Consideration, in its sole discretion, using any available means, including, without limitation, cash on hand, its existing credit facility and/or proceeds from new Debt Facilities.
The amount of Cash Consideration to be paid by Redwire to Seller with respect to the Mergers will be (i) $160 million minus the Closing Date Cash Shortfall Amount minus the principal amount under the Seller Note (which difference may not be an amount less than $0). With respect to the portion of the Merger Consideration payable in Redwire Common Stock, the number of shares of Redwire Common Stock to be issued will be based on a price of such stock equal to the volume-weighted average trading price of Redwire Common Stock on the NYSE for the thirty (30) trading days ending on January 17, 2025 of $15.07. Redwire Common Stock in the amount of $5 million (valued at a price per share of $15.07) will be held back by Redwire pending the resolution of the post-Closing calculation of the purchase price. None of the Cash Consideration will be placed into escrow.
For additional information, see “The Amended Merger Agreement—Merger Consideration.”
Purchase Price Adjustment
The below amends the description in the definitive proxy statement.
The Merger Agreement provides for Closing Date adjustments to the aggregate purchase price to be paid by Redwire for indebtedness, cash, working capital and transaction expenses. Of the Equity Consideration payable by Redwire, $5 million worth of Redwire Common Stock (valued at a price per share of $15.07) will be held back pending the resolution of the post-Closing calculation of the purchase price, and adjustments to the final Merger Consideration made post-Closing based on the final amounts of indebtedness, cash, working capital and transaction expenses will be satisfied by Redwire retaining all or a portion of such withheld Equity Consideration or issuing Redwire Common Stock in an amount equal to up to $10 million to Seller, as applicable depending on the purchase price adjustment (if any). For additional information, see “The Amended Merger Agreement—Post-Closing Purchase Price Adjustment.”
Conditions to Completion of the Mergers
The below amends the applicable portion of the description in the definitive proxy statement.
As a result of the Amendment, as of immediately prior to Closing and before Edge Autonomy makes the required payments on the Closing Date, Redwire must have freely usable cash, including the proceeds from any Debt Financing and the principal amount of the Seller Note, totaling at least $160 million rather than $150 million. Accordingly, the applicable closing condition with respect to such obligation has been revised to reflect such increase. In addition, Redwire’s obligation to consummate the Transactions is subject to an additional condition that the Closing Date Cash Shortfall Amount may not exceed $60 million.

For additional information, see “The Amended Merger Agreement—Conditions to Completion of the Mergers”
The Voting Agreements
The below supplements the description in the definitive proxy statement.
In connection with the execution of the Amendment, the Voting Agreement Parties, each of which previously entered into separate Voting Agreements with respect to the Stockholder Approval for the Transactions, each confirmed that such Voting Agreement Party has reviewed the Amendment and that its Voting Agreement also applies with respect to the Amended Merger Agreement.
The Seller Note
In connection with the Closing, the Seller Note Issuer will issue the Seller Note in the principal amount of $100 million. The Seller Note will be unsecured. Interest on the Seller Note will accrue as follows, and will be payable quarterly, at Redwire’s option, in cash or in-kind at an annual rate equal to: (x)(i) from the Closing through July 15, 2025 (such time period, “Period 1”), and (ii) from July 16, 2025 through December 31, 2025 (such time period, “Period 2”), in each case, fifteen percent (15.00%) and (y) from and after January 1, 2026 (such time period, the “Full Return Period”), eighteen percent (18.00%). The Seller Note will have a 3.00% upfront fee to be paid-in-kind and added to the principal amount of the Seller note and will be fully earned at the Maturity Date (as defined below) and a cash minimum return payment calculated as follows: (x) to the extent the Seller Note is repaid in whole or in part during Period 1, 1.20 times the principal amount being repaid, (y) to the extent the Seller Note is repaid in whole or in part during Period 2, 1.35 times the principal amount being repaid and (z) to the extent the Seller Note is repaid in whole or in part during the Full Return Period, 1.50 times the principal amount being repaid, in each case, less aggregate cash payments of principal, interest (including paid-in-kind interest) and the upfront fee previously or then being paid in cash. The Seller Note also will provide that if Redwire or any of its subsidiaries (a) receives any equity financing net proceeds (as defined therein) or (b) receives any net debt proceeds (as defined therein) from a refinancing or modification of certain existing Redwire or Edge Autonomy credit facilities, 100.00% of such proceeds (subject to certain limitations), to the extent made available to the Seller Note Issuer, must be applied to the prepayment of the obligations under the Seller Note in cash. The Seller Note matures on the date that is the earliest of (i) a change of control of the majority of outstanding Redwire Common Stock (determined on a fully diluted and as converted basis), or a sale of all or substantially all of the assets of Redwire; (ii) the date that is ninety-one (91) days following the maturity date of certain existing Redwire or Edge Autonomy credit facilities; and (iii) acceleration following an event of default (as defined therein) (such date, the “Maturity Date”).
The A&R Investor Rights Agreement
The below supplements the description in the definitive proxy statement.
As a result of the Amendment, certain non-substantive and clarifying edits were made to the form of A&R Investor Rights Agreement to be entered into in connection with the Closing.
Registration Rights Coordination Agreement
On June 8, 2025, Redwire entered into a registration rights coordination agreement (the “Registration Rights Coordination Agreement”) with Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. relating to that certain Registration Rights Agreement, dated October 28, 2022, by and among Redwire, Bain, AE Industrial Partners, Fund II, L.P. and AE Industrial Partners Structured Solutions (the “RRA”), which was entered into in connection with the issuance of the Redwire Preferred Stock. In order to resolve certain issues arising under the RRA, the Registration Rights Coordination Agreement provides that, if Redwire effects any equity offering within 90 days after the Closing (a “Post-Closing Offering”), (i) the first $40 million of net proceeds of the Post-Closing Offering would be retained by Redwire for working capital and other corporate uses, (ii) an amount equal to the greater of (A) 25% of net proceeds of the Post-Closing Offering and (B) $50 million would, at Bain’s election within five days following consummation of the Post-Closing Offering, be applied to purchase a portion of Bain’s shares of Redwire Preferred Stock based on the then-current conversion rate of the Redwire Preferred Stock at a price based on the per share price of Redwire Common Stock sold by Redwire in any Post-

Closing Offering, and (iii) the balance of the net proceeds of the Post-Closing Offering would be retained by Redwire for its corporate purposes, including the repayment of the Seller Note in accordance with its terms. In addition, Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. each, agreed in the Registration Rights Coordination Agreement that, subject to certain limitations, if requested by the underwriters of the Post-Closing Offering, it and its affiliates would enter into a 90-day lock-up agreement, as would have been required if their shares of Redwire Common Stock were to be included in the Post-Closing Offering pursuant to the RRA. In addition, Redwire agreed to file with the SEC a resale registration statement and to use its commercially reasonable efforts to cause it to be declared effective by the SEC not later than the 90 days after the Closing.
The Redwire Special Meeting
Recommendation of the Redwire Board
The Redwire Board recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal and (ii) “FOR” the Adjournment Proposal.
Opinion of Redwire Special Committee’s Financial Advisor
The below supplements the description in the definitive proxy statement.
The Redwire Special Committee retained Roth Capital to act as its financial advisor in connection with the Amended Merger Agreement. On June 8, 2025, Roth Capital delivered its oral opinion, subsequently confirmed in writing, to the Redwire Special Committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the consideration to be paid by Redwire in connection with the Mergers was fair from a financial point of view.
You are urged to read Roth Capital’s opinion carefully and in its entirety. The opinion addresses only the fairness of the Amended Merger Consideration payable by Redwire pursuant to the Amended Merger Agreement, from a financial point of view, as of the date of the opinion. Roth Capital expressed no opinion or recommendation to the Redwire Special Committee regarding whether Redwire should proceed with the Transactions, and Roth Capital’s opinion does not constitute a recommendation to any other Persons in respect of the Transactions, including as to how any stockholder of Redwire should vote with respect to the Transactions.
For further information, see “Opinion of Redwire Special Committee’s Financial Advisor” and Annex B.
Debt Financing
The below amends the description in the definitive proxy statement.
Redwire anticipates that total cash of approximately $190 million to fund Redwire’s obligations under the Amended Merger Agreement and Redwire’s transaction expenses will be provided through a combination of (i) cash from Redwire’s balance sheet (which cash would include the remaining balance of the approximately $82.8 million raised from the redemption of its Warrants during the first quarter of 2025), (ii) proceeds from new Debt Facilities (as described below), (iii) proceeds under its existing Redwire Credit Facility and (iv) the Seller Note (as described below).
TCBI Securities, Inc., doing business as Texas Capital Securities, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Truist Bank (the “Lenders”) have committed to provide debt financing in an aggregate principal amount of not less than $90 million (the “Debt Facilities”), on the terms and subject to the conditions set forth in a commitment letter, dated May 23, 2025 (the “Debt Commitment Letter”), under which a wholly-owned subsidiary of Redwire will be the lead borrower (the “Debt Facility Borrower”).
The Debt Commitment Letter provides that the Debt Facilities will be effective upon the Closing and will consist of a senior secured first lien term loan facility with maximum availability of not less than $90 million. The Debt Facility will mature on April 28, 2027. The Debt Facility Borrower’s obligations under the Debt Facilities would be guaranteed on a senior secured basis by certain subsidiaries of the Debt Facility Borrower and its parent company. Proceeds from the Debt Facilities will be used in part to finance the Closing-related payments, to refinance Edge Autonomy’s existing debt facilities and for working capital purposes. The administrative and collateral agent for the Debt Facilities would be JPMorgan Chase Bank, N.A. The principal amount under the term loan facility is subject to mandatory amortization at a rate of 1.25% per calendar quarter. The term loans are expected to accrue interest at variable rates based on Term Secured Overnight Financing Rate (with a floor of 0.75% per annum) or other standard indices, plus 6.50% per annum margin through December 31, 2025 and 7.00% per annum margin thereafter.
The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, negotiation and execution of definitive agreements for the Debt Facilities consistent with the Debt Commitment Letter.
In addition to the Debt Facilities, Redwire entered into an amendment on June 4, 2025 to that certain Credit Agreement, dated as of October 28, 2020, by and among certain of Redwire’s subsidiaries, Adams Street Credit Advisors LP (the “Existing Redwire Agent”) and the lenders party thereto (as amended, modified, renewed, extended, restated and/or supplemented from time to time, the “Redwire Credit Facility”) whereby, subject to the closing of the Transactions, (i) the maturity date of the Redwire Credit Facility will be extended to April 28, 2027, (ii) commencing on January 1, 2026, the interest rate of the Redwire Credit Facility will be increased to match the interest rate under the Debt Facilities and (iii) the Existing Redwire Agent will be granted a second lien on the equity interests of Edge Autonomy.
Litigation Relating to the Transactions
The below supplements the description in the definitive proxy statement.
Between May 13, 2025 and May 23, 2025 counsel for Redwire received eleven additional letters from separate law firms, each on behalf of individuals who are purported Redwire stockholders, each of which alleges that Redwire’s definitive proxy statement omitted certain information and demands that Redwire amend the definitive proxy statement or issue supplemental disclosures to correct such alleged deficiencies. One such demand letter also included a draft complaint naming Redwire and its directors as defendants and alleging that Redwire’s definitive proxy statement omitted or misrepresented certain allegedly material information. Such draft complaint includes a request for injunctive relief with respect to proceeding with, consummating, and closing, the Transactions, as well as other remedies, including counsel fees. The demand letter accompanying such draft complaint asserts that counsel intends to file such draft complaint in the event that Redwire and the Redwire Board do not take “corrective action” to correct the alleged deficiencies.
Redwire believes that the allegations set forth in each of the demand letters and the draft complaint are without merit and, if any further demand is made or if such complaint is actually filed, will defend such actions vigorously.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Readers are cautioned that the statements contained in this proxy supplement regarding expectations of our performance or other matters that may affect our or the combined company’s business, results of operations, or financial condition are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this proxy supplement, including statements regarding our or the combined company’s strategy, financial projections, including the prospective financial information provided in this proxy supplement, financial position, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, the entry into the potential business combination, the expected benefits from the proposed business combination, the expected performance of the combined company, the expectations regarding financing the proposed business combination, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “continued,” “project,” “plan,” “opportunity,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “could,” “intend,” “shall,” “possible,” “forecast,” “trends,” “contemplate,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
These factors and circumstances include, but are not limited to (1) risks associated with the continued economic uncertainty, including high inflation, effects of trade tariffs and other trade actions, supply chain challenges, labor shortages, increased labor costs, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending or suspension of investment in new or enhanced projects; (2) the failure of financial institutions or transactional counterparties; (3) Redwire’s limited operating history and history of losses to date as well as the limited operating history of Edge Autonomy and the relatively novel nature of the drone industry; (4) the inability to successfully integrate recently completed and future acquisitions, including the proposed business combination with Edge Autonomy, as well as the failure to realize the anticipated benefits of the transaction or to realize estimated projected combined company results; (5) the development and continued refinement of many of Redwire’s and the combined company’s proprietary technologies, products and service offerings; (6) competition with new or existing companies; (7) the possibility that Redwire’s expectations and assumptions relating to future results and projections with respect to Redwire or Edge Autonomy may prove incorrect; (8) adverse publicity stemming from any incident or perceived risk involving Redwire, Edge Autonomy, the combined company, or their competitors; (9) unsatisfactory performance of our and the combined company’s products resulting from challenges in the space environment, extreme space weather events, the environments in which drones operate, including in combat or other areas where hostilities may occur, or otherwise; (10) the emerging nature of the market for in-space infrastructure services and the market for drones and related services; (11) inability to realize benefits from new offerings or the application of our or the combined company’s technologies; (12) the inability to convert orders in backlog into revenue; (13) our and the combined company’s dependence on U.S. and foreign government contracts, which are only partially funded and subject to immediate termination, which may be affected by changes in government program requirements, spending priorities or budgetary constraints, including government shutdowns, or which may be influenced by the level of military activities and related spending, such as in or with respect to ongoing or future conflicts, including the war in Ukraine, or as a result of changes in international support for military assistance to Ukraine; (14) the fact that Redwire is and the combined company will be subject to stringent U.S. economic sanctions and trade control laws and regulations, as well as risks related to doing business in other countries, including those related to tariffs, trade restrictions and government actions; (15) the need for substantial additional funding to finance our and the combined company’s operations, which may not be available when needed, on acceptable terms or at all; (16) the dilution of existing holders of Redwire Common Stock that will result from the issuance of additional shares of Redwire Common Stock as consideration for the acquisition of Edge Autonomy, as well as the issuance of Redwire Common Stock in any offering that may be undertaken in connection with such acquisition; (17) the fact that the issuance and sale of shares of Redwire Preferred Stock has reduced the relative voting power of holders of Redwire Common

Stock and diluted the ownership of holders of our capital stock; (18) the ability to achieve the conditions to cause, or timing of, any mandatory conversion of the Redwire Preferred Stock into Redwire Common Stock; (19) the fact that AE Industrial and Bain Capital and their respective affiliates have significant influence over us, which could limit your ability to influence the outcome of key transactions, as well as AE Industrial’s increased voting power resulting from its receipt of the Equity Consideration; (20) the fact that provisions in our Certificate of Designation with respect to our Redwire Preferred Stock may delay or prevent our acquisition by a third party, which could also reduce the market price of our capital stock; (21) the fact that our Redwire Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to, the rights of holders of our other outstanding capital stock; (22) the possibility of sales of a substantial amount of Redwire Common Stock by our current stockholders, as well as the equity owners of Edge Autonomy following consummation of the transaction, which sales could cause the price of Redwire Common Stock to fall; (23) the impact of the issuance of additional shares of Redwire Preferred Stock as paid-in-kind dividends on the price and market for Redwire Common Stock; (24) the volatility of the trading price of Redwire Common Stock; (25) risks related to short sellers of Redwire Common Stock; (26) Redwire’s or the combined company’s inability to report its financial condition or results of operations accurately or timely as a result of identified material weaknesses in internal control over financial reporting, as well as the possible need to expand or improve Edge Autonomy’s financial reporting systems and controls; (27) the possibility that the closing conditions under the Amended Merger Agreement necessary to consummate the Mergers will not be satisfied; (28) the effect of any announcement or pendency of the proposed business combination on Redwire’s or Edge Autonomy’s business relationships, operating results and business generally; (29) risks that the proposed business combination disrupts current plans and operations of Redwire or Edge Autonomy; (30) the ability of Redwire or the combined company to raise financing in connection with the proposed business combination or to finance its operations in the future; (31) the impact of any increase in the combined company’s indebtedness incurred to fund working capital or other corporate needs, including the repayment of Edge Autonomy’s outstanding indebtedness and transaction expenses incurred to acquire Edge Autonomy, as well as debt covenants that may limit the combined company’s activities, flexibility or ability to take advantage of business opportunities, and the effect of debt service on the availability of cash to fund investment in the business; (32) the ability to implement business plans, forecasts and other expectations after the completion of the Transactions, and identify and realize additional opportunities; (33) costs related to the Transactions; (34) a significant portion of Edge Autonomy’s revenues result from sales to customers in Ukraine, which sales have been declining and may continue to decline in the event that the war and hostilities in Ukraine end, decline or change, or as a result of changes in international support for military assistance to Ukraine; and (35) other risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the SEC by Redwire. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward-looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this communication are made as of the date of this communication, and Redwire disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on forward-looking statements.

THE TRANSACTIONS
General
On June 8, 2025, the Redwire Board, upon recommendation of the Redwire Special Committee, approved the Amendment, a copy of which is attached as Annex A to this proxy statement, the Amended Merger Agreement and the transactions contemplated thereby and approved a recommendation to Redwire’s stockholders that they vote to approve the Transactions.
Update to Background of the Transactions
The last sentence of the paragraph beginning “Also on January 16, 2025, the Redwire Board held a meeting by videoconference…” in the definitive proxy statement of the Background of the Transactions is amended in its entirety and replaced with the following:
Following completion of the presentations and the directors’ discussions regarding the Transactions, upon a motion duly made and seconded, the Redwire Board unanimously (with the exception of Mr. Konert, who left the meeting prior to the discussion of the valuation and financial analysis and did not participate in the vote due to his position as a Managing Partner of AE Industrial, and Mr. Cannito, who did not participate in the vote due to his position as an Operating Partner of AE Industrial) approved resolutions providing for approval of the Merger Agreement and the Transactions in all respects.
The below supplements the description in the definitive proxy statement of the Background of the Transactions.
Following filing the definitive proxy statement, Redwire continued its efforts to secure debt financing on the terms described in the definitive proxy statement. Members of Redwire’s management team periodically discussed Redwire’s progress with respect to securing, in connection with consummating the Transactions, debt and other alternative financing sources, as well as uses of funding, with representatives of Edge Autonomy and Seller between May 12, 2025 and May 20, 2025. Several alternatives were considered by Redwire management, but none was formally proposed to Edge Autonomy or Seller prior to May 15, 2025.
On May 15, 2025, members of Redwire’s management team met with members of AE Industrial’s management team to discuss an update on Redwire’s efforts to secure debt and other alternative financing options, including the possibility of financing provided by Seller in an unsecured promissory note.
Also on May 15, 2025, following the discussion with AE Industrial’s management team, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff, Mr. Futch and Ms. Taylor, as well as representatives of RLF, Roth Capital, J.P. Morgan, and GH Partners at which members of Redwire’s management team, J.P. Morgan, and GH Partners provided an update regarding the debt financing and the possibility of changes to the Merger Agreement to provide for alternative financing options, including potential financing provided by Seller in an unsecured promissory note. Among the terms discussed was a possible removal of “lock-up” restrictions for a certain number of shares of Redwire Common Stock held by AE Industrial. After all participants other than the Redwire Special Committee and representatives of RLF and Roth Capital left the meeting, the Redwire Special Committee continued to discuss a potential unsecured promissory note from Seller and financing options available to the Company.
During the period from May 15, 2025 through May 31, 2025, Mr. Bolton was in regular contact with Redwire management as well as the other members of the Redwire Special Committee and provided significant feedback to Redwire management on behalf of the members of the Redwire Special Committee with respect to ongoing negotiations, including with respect to the terms of drafts of the Seller Note and Amendment.
On May 16, 2025, the Redwire Special Committee held a meeting by videoconference attended by a representative of RLF. The Redwire Special Committee again discussed a possible unsecured promissory note from Seller as a means to finance the Transaction as well as other possible financing options. The Redwire Special Committee determined that an unsecured promissory note was potentially attractive, but that it did not favor the removal of “lock-up” restrictions for a portion of shares of Redwire Common Stock held by AE Industrial. The

Redwire Special Committee determined that Mr. Bolton should provide feedback to Redwire management and continue to monitor further discussions.
On May 19, 2025, Kirkland & Ellis sent Holland & Knight a first draft of the Seller Note on behalf of Seller. Seller’s draft of the Seller Note was for a principal amount of $100 million, which would accrue interest at an annual rate of 20.00%, compounding monthly, payable at Redwire’s option, in cash or in-kind. Additionally, the draft Seller Note provided for an upfront fee of 25% of the principal amount (payable as original issue discount). As drafted, the Seller Note would mature one year from Closing.
On May 20, 2025, Holland & Knight sent Kirkland & Ellis a revised draft of the Seller Note on behalf of Redwire. Redwire’s draft of the Seller Note was for a principal amount to be determined of between $85 million and $100 million and a maturity date following the maturity of Redwire’s other credit facilities. The Seller Note, as revised by Redwire, would accrue interest at an annual rate of 15.00% for the first year following Closing and 18.00% thereafter, compounding quarterly, payable at Redwire’s option, in cash or in-kind. The draft Seller Note had a reduced upfront fee of 3.00% of the principal amount and included a minimum return of 1.15 times the principal amount being repaid prior to one year following the Closing, and a minimum return of 1.20 times the principal amount being repaid, after one year following the Closing.
Also on May 20, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management. During such meeting, Redwire management discussed Redwire’s progress with respect to securing the debt financing and potential financing alternatives, including the Seller Note.
On May 23, 2025, Holland & Knight sent a first draft of the Amendment to Kirkland & Ellis, the material terms of which provided: (a) that at the Closing, Redwire Finance Holdings, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Redwire (the “Seller Note Issuer”), would issue to Seller the Seller Note in a principal amount of $100 million; (b) that the requirement for Redwire to have at least $150 million in freely usable cash as of immediately prior to the Closing would be deemed satisfied to the extent of the $100 million principal amount of the Seller Note; (c) that the purchase price adjustment escrow account could be funded with cash, Redwire Common Stock or a portion of the principal amount of the Seller Note (depending on Redwire’s cash balance and the applicable purchase price calculation); and (d) the inclusion of a new condition specifying the maximum amount of total outstanding transaction expenses, indebtedness and unpaid bonus obligations that Edge Autonomy is permitted to have immediately prior to the Closing and following the Company Pre-Closing Payments (the “Closing Date Cash Shortfall Condition”).
Also on May 23, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the Seller Note on behalf of Seller. Seller’s draft of the Seller Note was for a principal amount of $100 million. The Seller Note, as revised by Seller, would accrue interest at an annual rate of 15.00% through December 31, 2025, and 18.00% thereafter, compounding quarterly, payable at Redwire’s option, in cash or in-kind. The draft Seller Note circulated by Seller accepted the reduced upfront fee of 3.00% of the principal amount and included a minimum return of 1.20 times the principal amount being repaid through September 30, 2025, a minimum return of 1.25 times the principal amount being repaid from October 1, 2025 through December 31, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter.
On May 24, 2025, Holland & Knight sent Kirkland & Ellis a revised draft of the Seller Note on behalf of Redwire. Redwire’s draft of the Seller Note provided for a minimum return of 1.20 times the principal amount being repaid through September 30, 2025, a minimum return of 1.25 times the principal amount being repaid from October 1, 2025, through April 15, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter.
Also on May 24, 2025, members of Redwire management, Mr. Baliff and Mr. Futch, discussed the potential terms of the Seller Note and the draft Amendment with members of AE Industrial’s management team.
Later on May 24, 2025, following the discussion with AE Industrial’s management team, members of Redwire’s management team, Mr. Edmunds and Mr. Futch, provided an update to the Redwire Special Committee regarding the debt financing and the possibility of changes to the Merger Agreement and an update concerning negotiations of the Seller Note.

On May 26, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the Seller Note on behalf of Seller. Seller’s draft of the Seller Note was for a principal amount of $110 million. The Seller Note, as revised by Edge Autonomy included a minimum return of 1.20 times the principal amount being repaid through September 30, 2025, a minimum return of 1.25 times the principal amount being repaid from October 1, 2025, through December 31, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter.
On May 27, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff, Mr. Futch, Mr. Edmunds, Ms. Taylor, and Mr. Zeunik, as well as representatives of RLF, Roth Capital, and Texas Capital Securities, financial advisor to Redwire. Members of management provided an update on the status of negotiations with Edge Autonomy and AE Industrial. The Redwire Special Committee discussed terms of the Seller Note with members of Redwire management and related financing matters. Members of management and the representative from Texas Capital Securities advised that the terms of the Seller Note would be more favorable to Redwire than terms that would be available from third party lenders. Following the departure of Redwire management and Texas Capital Securities, the Redwire Special Committee discussed the status of negotiations with AE Industrial and received advice from Roth Capital with respect to the terms of the Seller Note. In addition, Roth Capital provided a preliminarily analysis of the Transactions as revised to reflect recent negotiations from a financial point of view. The Redwire Special Committee directed Mr. Bolton to continue to monitor negotiations seeking to improve terms of any revised agreement with AE Industrial.
Also on May 27, 2025, members of Redwire management, Mr. Baliff, Mr. Futch, and Mr. Edmunds, met via videoconference with members of AE Industrial’s management team for members of Redwire management to receive a preview of the changes to the Amendment that would be proposed by Seller later in the day.
Later on May 27, 2025, Kirkland & Ellis sent a revised draft of the Amendment to Holland & Knight on behalf of Seller, which contemplated the following key revisions to the first draft of the Amendment: (a) increased the minimum amount of freely usable cash Redwire must have immediately prior to the Closing from $150 million to $160 million (to be partially satisfied by the $100 million principal amount of the Seller Note); (b) provided that the purchase price adjustment would be settled through reduction or increase in the Seller Note principal, unless the Seller Note is fully paid before the final purchase price is determined, in which case Redwire would be required to deposit $5 million in cash into the purchase price adjustment escrow account; (c) added a mechanism allowing Edge Autonomy to assign certain obligations for paying outstanding transaction expenses to Seller, reducing the total transaction expenses calculated under the Merger Agreement; (d) replaced Edge Autonomy’s obligation to terminate the AE Consulting Agreement at Closing with a requirement that Edge Autonomy deliver an assignment agreement at the Closing, transferring all of its obligations under the AE Consulting Agreement to Seller; and (e) deleted the Closing Date Cash Shortfall Condition. Kirkland & Ellis indicated their understanding that “lock-up” restrictions should not apply to a certain number of shares of Redwire Common Stock held by AE Industrial and inquired whether Holland & Knight had a perspective regarding how such an exemption should be documented.
On May 27, 2025, a videoconference meeting was held, attended by members of Redwire management, including Mr. Baliff, Mr. Futch and Mr. Edmunds, representatives of Holland & Knight, members of AE Industrial’s management team and representatives of Kirkland & Ellis. The discussion focused on open issues in the latest drafts of the Amendment and the Seller Note. During the meeting, it was agreed in principle that, under the Amendment, Redwire would withhold $5 million worth of Redwire Common Stock, valued at $15.07 per share, from the Equity Consideration, and that all purchase price adjustments would be settled through the issuance or retention of Redwire Common Stock rather than through a cash escrow account. With respect to the Seller Note, it was further agreed in principle that the Seller Note would be for a principal amount of $100 million and would accrue interest at an annual rate of 15.00% through December 31, 2025, and 18.00% thereafter, payable quarterly, payable at Redwire’s option, in cash or in-kind. The participants also discussed the upfront fee to 3.00% of the principal amount and a minimum return of 1.20 times the principal amount being repaid through September 30, 2025, a minimum return of 1.25 times the principal amount being repaid from October 1, 2025, through December 31, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter.
On May 28, 2025, Holland & Knight sent a further revised draft of the Amendment to Kirkland & Ellis on behalf of Redwire, which: (a) provided that Redwire would withhold $5 million worth of Redwire Common Stock, valued at $15.07 per share, from the Equity Consideration, and that all purchase price adjustments would be settled through the issuance or retention of Redwire Common Stock rather than through a cash escrow account; (b) added an obligation for Edge Autonomy and Seller to deliver to Redwire assignment agreements at Closing, giving effect to the assignment of outstanding transaction expense obligations from Edge Autonomy to Seller and releasing Edge Autonomy and its subsidiaries from any liabilities with respect thereto; and (c) reinserted and adjusted the amount of the Closing Date Cash Shortfall Condition.
Also on May 28, 2025, Holland & Knight sent Kirkland & Ellis a revised draft of the Seller Note on behalf of Redwire. Redwire’s draft of the Seller Note was for a principal amount of $100 million. The Seller Note, as revised, would accrue interest at an annual rate of 15.00% through December 31, 2025 and 18.00% thereafter, compounding quarterly, payable at Redwire’s option, in cash or in-kind, provided for an upfront fee to 3.00% of the principal amount and included a minimum return of 1.20 times the principal amount being repaid through September 30, 2025, a minimum return of 1.25 times the principal amount being repaid from October 1, 2025 through December 31, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter.
Later on May 28, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the Amendment, which indicated that (a) the Closing Date Cash Shortfall Condition remained subject to discussion among the parties, and (b) the form of the A&R Investor Rights Agreement of Redwire, in the form as attached as Exhibit I to the Merger Agreement, would be replaced with a revised version that would exempt 13 million shares of Redwire Common Stock held by AE Industrial from the “lock-up” restrictions under the A&R Investor Rights Agreement.
That evening on May 28, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Futch, Mr. Edmunds, Ms. Taylor, and Mr. Zeunik, as well as representatives of RLF and Roth Capital. Mr. Edmunds summarized and discussed the terms of the draft Seller Note and confirmed that the key terms had not changed since the Redwire Special Committee’s May 27 meeting. Mr. Futch summarized and discussed the terms of a draft of the Amendment. The Redwire Special Committee discussed various aspects of the Seller Note and the draft of the Amendment, including related financing matters. After representatives from Redwire management left the meeting, representatives from Roth Capital provided an update on the status of their financial analysis. After all attendees but the Redwire Special Committee and representatives from RLF left the meeting, the Redwire Special Committee continued to discuss the terms of the Seller Note and the contemplated Amendment and related matters.
On May 29, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff, Mr. Futch, and Mr. Edmunds, as well as representatives of RLF and Roth Capital. Mr. Bolton discussed that AE Industrial continued to seek a proposed change to the “lock-up” restrictions under the A&R Investor Rights Agreement exempting 13 million shares of Redwire Common Stock held by AE Industrial from such “lock-up” restrictions. The Redwire Special Committee discussed this request with its advisors and members of Redwire management. After all participants except Mr. Bolton, Ms. Isham, and representatives from RLF left the meeting, the Redwire Special Committee determined that Mr. Bolton would convey to Redwire management the Redwire Special Committee’s unwillingness to accept this change to the “lock-up” restrictions.
Later on May 29, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management, J.P. Morgan, GH Partners, NextFed and Texas Capital Bank. During such meeting, the parties discussed an update to the debt financing sources and uses, the terms of the Seller Note and the Amendment, including the proposed change to the “lock-up” restrictions under the A&R Investor Rights Agreement exempting 13 million shares of Redwire Common Stock held by AE Industrial from the “lock-up” restrictions under the A&R Investor Rights Agreement and related changes to the timeline for consummation of the Transactions.
Following the Redwire Board meeting on May 29, 2025, Mr. Baliff and a member of AE Industrial’s management team held a series of discussions from May 29, 2025 through June 1, 2025 regarding various potential changes to the terms of the Seller Note, the Amendment, and the A&R Investor Rights Agreement, but they were unable to reach agreement on such changes.
On June 1, 2025, Mr. Bolton, following discussions with other members of the Redwire Special Committee, discussed the terms of the Seller Note and the Amendment with a member of AE Industrial’s management team, at which time Mr. Bolton proposed, on behalf of the Redwire Special Committee, that Redwire would be willing to agree to revise the minimum return to equal 1.20 times the principal amount being repaid through July 15, 2025, a minimum return of 1.35 times the principal amount being repaid from July 16, 2025 through December 31, 2025, and a minimum return of 1.50 times the principal amount being repaid thereafter, provided, that the proposed change to the “lock-up” restrictions under the A&R Investor Rights Agreement was removed.
From June 1, 2025 until June 8, 2025, Mr. Bolton, in addition to overseeing and providing feedback to Redwire management, directly engaged with a member of AE Industrial’s management team with respect to terms of the revised Transactions.
On June 2, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management, J.P. Morgan and Texas Capital Bank. During such meeting, the parties discussed an update to the debt financing sources and uses, the terms of the Seller Note and the Amendment and related changes to the timeline for closing.
Later on June 2, 2025, Kirkland & Ellis sent Holland & Knight a revised draft of the Amendment and the Seller Note which reflected the terms discussed by Mr. Bolton and a member of AE Industrial’s management team. The revised draft of the Amendment also contained a proposed change to the A&R Investor Rights Agreement providing that the restriction on the sale or other disposition of shares of Redwire capital stock currently owned by AE Red Holdings, LLC and certain of its permitted transferees (collectively, the “Partners”) during the Lock-Up Period would not apply to the Partners’ shares to the extent that Redwire undertakes to register any of its equity securities for the account of other holders of Redwire securities during the Lock-Up Period, in which case the Partners would be entitled to participate in such registration in accordance with the A&R Investor Rights Agreement and any other registration rights agreement to which the Partners may then be party.
On June 4, 2025, the Redwire Special Committee held a meeting by videoconference attended by members of Redwire management, including Mr. Baliff, Mr. Futch, Mr. Edmunds and Mr. Zeunik, as well as representatives of RLF and Roth Capital. A representative from RLF advised the Redwire Special Committee members as to their fiduciary duties under Delaware law. Messrs. Baliff and Futch provided a summary of the terms of the Amendment, the Seller Note, and revised A&R Investor Rights Agreement, as well as financing matters, anticipated timing for the Transactions, and related matters. Mr. Baliff advised that Genesis Park had indicated that it would agree to enter into a letter agreement confirming that its prior Voting Agreement would apply to the revised Transactions and discussions were ongoing with respect to Bain’s and AE Industrial’s agreements to support the revised Transactions. Mr. Baliff further advised as to management’s views of the revised Transactions, including that management supported the revised Transactions, that management believed the Seller Note to be more favorable than debt available from third party lenders, and that management’s analysis indicated that the revised Transactions would be accretive to Redwire stockholders. The Redwire Special Committee met additional times later that day and the following days by videoconference, in each case attended by representatives of RLF and Roth Capital, and received further updates on the status of the documentation for the revised Transactions, as well as Bain’s confirmation of its prior Voting Agreement, and the status of the Registration Rights Coordination Agreement.
Between June 2, 2025 and June 8, 2025, Holland & Knight, in consultation with Mr. Bolton, members of Redwire management, and Kirkland & Ellis, in consultation with members of management of Edge Autonomy and Seller, discussed and finalized the Amendment and the Seller Note. Redwire, in consultation with the Redwire Special Committee, agreed to the material terms of the Amendment and the Seller Note circulated by Kirkland & Ellis on June 2, 2025, and agreed that no changes would be made to the “lock-up” restrictions under the A&R Investor Rights Agreement.
On June 8, 2025, the Redwire Special Committee held a meeting by videoconference initially attended by members of Redwire management, including Mr. Baliff, Mr. Futch and Ms. Taylor, a representative of J.P. Morgan, as well as representatives of RLF and Roth Capital. Mr. Bolton updated the Redwire Special Committee on discussions and agreements which occurred over the preceding days. Mr. Baliff provided an updated presentation on the revised Transactions, including Redwire management’s view as to the attractiveness of the revised Transactions and positive recommendation to the Redwire Special Committee. Mr. Futch provided an overview of the terms of the Amendment (and the Seller Note attached thereto), and noted that no changes would be made to the

“lock-up” restrictions under the A&R Investor Rights Agreement, as well as reviewed the terms of the Registration Rights Coordination Agreement. The Redwire Special Committee also discussed the fact that in connection with the execution of the Amendment, the Voting Agreement Parties, each of which previously entered into separate Voting Agreements with respect to the Stockholder Approval for the Transactions, each confirmed that such Voting Agreement Party has reviewed the Amendment and that its Voting Agreement also applies with respect to the Amended Merger Agreement. After representatives of Redwire management and J.P. Morgan left the meeting, representatives of Roth Capital provided further advice regarding the Seller Note and its attractiveness relative to potential third-party debt financing. Representatives of Roth Capital provided a presentation to the Redwire Special Committee concerning the fairness of the Transactions (taking into account the Amendment) from a financial point of view and rendered their oral opinion that, subject to assumptions and qualifications set forth in a written fairness opinion letter to be delivered to the Redwire Special Committee after the meeting, Roth Capital was of the opinion, as of the date thereof, that the transaction consideration payable by Redwire pursuant to the Amended Merger Agreement was fair from a financial point of view. Representatives of RLF advised members of the Redwire Special Committee as to their fiduciary duties under Delaware law and related matters. Following further discussion and following receipt and consideration of advice from RLF and Roth Capital, the Redwire Special Committee voted unanimously to adopt resolutions approving and recommending the Amendment (including the Seller Note and the revised A&R Investor Rights Agreement), the Registration Rights Coordination Agreement, the Amended Merger Agreement, and the Transactions contemplated thereby.
Also on June 8, 2025, the Redwire Board held a meeting by videoconference attended by members of Redwire management, J.P. Morgan, GH Partners and Holland & Knight. During such meeting, Redwire management presented to the Redwire Board the key terms regarding the proposed Amendment, including the Seller Note, including that (a) the total consideration remained $925 million, on a cash-free, debt-free basis, (b) the Cash Consideration would be increased from $150 million to $160 million, $100 million of which would consist of the Seller Note, (c) the cash escrow account would be eliminated and, instead, $5 million of the Equity Consideration would be held back to satisfy any post-Closing purchase price adjustment, and (d) no changes would be made to the “lock-up” restrictions under the A&R Investor Rights Agreement, as well as the key terms of the Registration Rights Coordination Agreement. The Redwire Board also discussed the fact that in connection with the execution of the Amendment, the Voting Agreement Parties, each of which previously entered into separate Voting Agreements with respect to the Stockholder Approval for the Transactions, each confirmed that such Voting Agreement Party has reviewed the Amendment and that its Voting Agreement also applies with respect to the Amended Merger Agreement. During such meeting, Mr. Bolton also led a discussion regarding the report of the Redwire Special Committee concerning its evaluation of the Amendment, and confirmed that the Redwire Special Committee voted unanimously to adopt resolutions approving and recommending the Amendment (including the Seller Note and the revised A&R Investor Rights Agreement), the Registration Rights Coordination Agreement, the Amended Merger Agreement, and the Transactions contemplated thereby. Following completion of the presentations and the directors’ discussions regarding the Amendment and the other agreements, upon a motion duly made and seconded, the Redwire Board unanimously (with the exception of Mr. Konert, who did not participate in the vote due to his position as a Managing Partner of AE Industrial, and Mr. Cannito, who did not participate in the vote due to his position as an Operating Partner of AE Industrial) approved resolutions providing for approval of the Amendment (including the Seller Note and the revised A&R Investor Rights Agreement), the Amended Merger Agreement, and the Transactions, as well as the key terms of the Registration Rights Coordination Agreement, in all respects. On June 8, 2025, the parties signed definitive agreements memorializing the Amendment, which included the forms of Seller Note and A&R Investor Rights Agreement to be entered into at the Closing of the Transactions.
The Registration Rights Coordination Agreement
In connection with the negotiation of the Amendment, representatives of Redwire’s management team approached Bain to discuss its willingness to confirm that its prior Voting Agreement would apply to the Amended Merger Agreement, given that Bain’s Voting Agreement would have terminated in accordance with its terms upon Redwire’s entering into the Amendment, which would be a “Covered Change” under the Voting Agreement. In the course of such discussions, Bain became aware that the consummation of the Transactions could create an opportunity for Redwire to conduct an offering of Redwire Common Stock to, among other things, refinance indebtedness incurred in connection with the Transactions, including the Seller Note. As a result, Bain management discussed with Redwire’s management team that it had certain rights (“Piggyback Rights”) under the RRA to include shares of Redwire Common Stock acquired upon conversion of shares of Bain’s Redwire Preferred Stock (such shares of Common Stock, “Bain Conversion Shares”) in any such offering (to the extent of 25% of the shares of Common Stock offered in any such offering). Redwire’s management team, although acknowledging such Piggyback Rights would apply to any potential offering, discussed with Bain the fact that because the shares of Redwire Common Stock underlying the outstanding shares of Redwire Preferred Stock had not yet been registered under the Securities Act as had been required under the RRA, it would not be feasible to include shares of Redwire Common Stock acquired by Bain upon conversion of shares of its Redwire Preferred Stock in an offering conducted promptly after the Closing. In light of the potential frustration of Bain’s Piggyback Rights and the potential damages to Bain as a result, Bain, through its counsel at Davis Polk & Wardwell LLP, proposed a resolution that would involve Redwire’s commitment to apply a portion of the net proceeds of any such offering conducted within 90 days after the Closing (a “Post-Closing Offering”) to the purchase from Bain of a number of shares of its Redwire Preferred Stock equivalent to the value of the Bain Conversion Shares that Bain would have been entitled to sell in such offering pursuant to its Piggyback Rights.
Between June 2, 2025 and June 8, 2025, representatives of the Redwire management team, John Bolton, on behalf of the Redwire Special Committee, and representatives of Bain Management (other than Michael Bevacqua) negotiated the terms of the Registration Rights Coordination Agreement to resolve these issues in order to put Bain in the position in which it would have been had the Bain Conversion Shares been registered under the Securities Act as required under the RRA. As a result of these discussions and following approval of the Registration Rights Coordination Agreement by Redwire’s Audit Committee as provided by the Audit Committee Charter (whose members are David Kornblatt, John Bolton and Reggie Brothers), as well as the Redwire Board, Bain, Redwire, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. agreed to the Registration Rights Coordination Agreement which provides that if Redwire effects any Post-Closing Offering, (i) the first $40 million of net proceeds of the Post-Closing Offering would be retained by Redwire for working capital and other corporate uses, (ii) an amount equal to the greater of (A) 25% of net proceeds of the Post-Closing Offering and (B) $50 million would, at Bain’s election within five days following consummation of the Post-Closing Offering, be applied to purchase a portion of Bain’s shares of Redwire Preferred Stock based on the then-current conversion rate of Redwire Preferred Stock at a price based on the per share price of Redwire Common Stock sold by Redwire in any Post-Closing Offering, and (iii) the balance of the net proceeds of the Post-Closing Offering would be retained by Redwire for its corporate purposes, including the repayment of the Seller Note in accordance with its terms. In addition, Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. each agreed in the Registration Rights Coordination Agreement that, subject to certain limitations, if requested by the underwriters of the Post-Closing Offering, it and its affiliates would enter into a 90-day lock-up agreement, as would have been required if Bain’s Conversion Shares were to be included in the Post-Closing Offering pursuant to Bain’s Piggyback Rights. The Registration Rights Coordination Agreement also provides that Redwire will use its commercially reasonable efforts to file and cause the Resale Registration Statement required by the RRA to be declared effective by the SEC within 90 days after the Closing.
Update to Redwire Special Committee’s and Redwire Board’s Reasons for the Transactions
The below supplements the description in the definitive proxy statement of the Redwire Special Committee’s and Redwire Board’s Reasons for the Transactions.
At a meeting held on June 8, 2025, the Redwire Special Committee unanimously approved the Amendment, the Amended Merger Agreement and the Transactions and recommended that the Redwire Board approve the Amendment, the Amended Merger Agreement and the Transactions.
Also at a meeting held on June 8, 2025, the Redwire Board, upon the recommendation of the Redwire Special Committee, (i) determined that the Transactions contemplated by the Amended Merger Agreement were advisable and in the best interests of Redwire and its stockholders, (ii) approved the Transactions, including the Mergers, and the Stock Issuance pursuant to the Mergers, (iii) approved and adopted the Amendment, the Amended Merger Agreement and the Transactions and (iv) recommended the approval of the Mergers, including the Stock Issuance pursuant to the Mergers, to the Redwire stockholders, and directed that the Mergers, including the Stock Issuance pursuant to the Mergers, be submitted to the Redwire stockholders for their approval.

In the course of reaching its recommendation with respect to the Amended Merger Agreement and the Transactions, the Redwire Special Committee consulted with (i) Redwire’s senior management, (ii) its independent financial advisor, Roth Capital, and (iii) its independent counsel, RLF. Additionally, the Redwire Special Committee considered the advice of the Redwire Board’s advisors, which included (i) its financial advisors, J.P. Morgan and GH Partners, (ii) its market advisor, NextFed and (iii) its counsel, Holland & Knight. The Redwire Board similarly consulted with these advisors in its deliberations. The Redwire Special Committee and the Redwire Board considered a number of factors, both positive and negative, and potential benefits and detriments of the Amendment, the Amended Merger Agreement and the Transactions to Redwire and its stockholders, which are described in the definitive proxy statement. In addition to the factors described in the definitive proxy statement, the following are some of the significant factors that were considered by the Redwire Special Committee and the Redwire Board and which supported the Redwire Special Committee’s and the Redwire Board’s decision to approve the Amendment, the Amended Merger Agreement and the Transactions (which factors are not necessarily presented in order of relative importance):
•the ability to finance a portion of the Cash Consideration with the Seller Note at terms which, based upon advice from the Company’s and the Redwire Special Committee’s advisors are, taken as a whole, view as more favorable to Redwire than the terms which might be offered by other potential debt financing sources, increased the certainty of the Closing, as well as avoided additional delay caused by the need to obtain and document debt financing from other sources;
•The ability to pay interest on the Seller Note on a paid in kind basis that would conserve Redwire’s cash resources until the Seller Note is paid at maturity or prepaid at Redwire’s election;
•The receipt by the Special Committee of an updated opinion from Roth Capital as to the fairness of the consideration payable by Redwire pursuant to the Amended Merger Agreement from a financial point of view;
•The ability of Redwire to prepay the Seller Note without penalty at its option; and
•The fact that the Seller Note would be treated as the equivalent of cash for purposes of the Closing.
In the course of deliberations, the Redwire Special Committee and the Redwire Board carefully considered and weighed against the potentially positive factors, a number of uncertainties, risks and other potentially negative factors related to the Amendment, the Amended Merger Agreement and the Transactions. The Redwire Special Committee and the Redwire Board identified and considered a variety of risks and countervailing factors weighing negatively against the Transactions, including the factors which are described in the definitive proxy statement and the following (which factors are not necessarily presented in order of relative importance):
•the Seller Note will bear interest at the initial rate of 15.00%, increasing to 18.00% in 2026;
•Although the Seller Note, may be repaid at any time, an additional amount ranging from 1.20 to 1.50 times the principal amount being repaid would also be due;
•Until the Seller Note is paid in full, proceeds of equity and certain debt financings would be required to be applied to repayment of the Seller Note (subject to certain limitations); and
•The increase by $10 million, from $150 million to $160 million, of the minimum cash obligation of Redwire in the Transactions.
After careful consideration of all factors, both positive and negative, the Redwire Special Committee and the Redwire Board concluded that the negative factors and potential detriments associated with the proposed amended transaction with Edge Autonomy are significantly outweighed by the positive factors and potential benefits that they expect Redwire and the Redwire stockholders to achieve as a result of the Transactions, and that the proposed Transactions with Edge Autonomy are still advisable, and in the best interests of, Redwire and its stockholders.
Although the discussion in the definitive proxy statement, as supplemented by the foregoing, sets forth the material factors considered by the Redwire Special Committee and the Redwire Board in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the Redwire Special Committee and the Redwire Board, and each director applied his or her own personal business judgment and individual expertise and experience to the process and may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Redwire Special Committee and the Redwire Board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the Redwire Special Committee and the Redwire Board and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” of this proxy supplement.
The Redwire Board recommends that the Redwire stockholders vote (i) “FOR” the Merger Transactions Proposal and (ii) “FOR” the Adjournment Proposal.
Opinion of the Redwire Special Committee’s Financial Advisor
Pursuant to an engagement letter, dated October 24, 2024, the Redwire Special Committee retained Roth Capital to act as its financial advisor in connection with the Amended Merger Agreement and, at the Redwire Special Committee’s request, to render an opinion to the Redwire Special Committee as to the fairness, from a financial point of view, of the consideration to be paid by Redwire pursuant to the Amended Merger Agreement.
On June 8, 2025, Roth Capital delivered its oral opinion, subsequently confirmed in writing, to the Redwire Special Committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the Merger Consideration payable by Redwire pursuant to the Amended Merger Agreement was fair from a financial point of view.
The full text of Roth Capital’s written opinion, dated June 8, 2025, is attached to this proxy statement as Annex B and is incorporated by reference herein. We encourage you to read the opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Roth Capital in rendering its opinion. The analysis performed by Roth Capital should be viewed in its entirety, and none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the Merger Consideration was fair.
In arriving at its opinion, Roth Capital (among other things and materials reviewed):
•reviewed the draft Amendment, provided to Roth Capital on June 5, 2025;
•reviewed the Merger Agreement;
•reviewed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Edge Autonomy and Redwire that were furnished to Roth Capital by management of Redwire;
•conducted discussions with members of senior management of Redwire concerning the matters described in clause (ii) above;
•reviewed publicly available information relating to Redwire and Edge Autonomy;
•reviewed the financial terms, to the extent publicly available, of certain acquisitions that Roth Capital deemed relevant;
•reviewed the financial terms, to the extent publicly available, of certain public companies that Roth Capital deemed relevant;
•performed a discounted cash flow analysis to obtain the net present value of Edge Autonomy using a range of discount rates and terminal values based on projections of Edge Autonomy provided by management of Redwire; and

•performed such other analyses, including detailed financial analyses, and considered such other factors as Roth Capital deemed appropriate for the purpose of reviewing the proposed Mergers and arriving at Roth Capital’s opinion.
For purposes of rendering its opinion, Roth Capital has not independently investigated or verified the foregoing information, and assumed and relied upon such information as being accurate and complete in all material respects. In addition, Roth Capital relied upon the verbal assurances of senior management of Redwire that such information was accurate and complete in all material respects when provided to Roth Capital, and that senior management of Redwire is not aware of any facts or circumstances that would make any such information inaccurate, incomplete or misleading in any material respect.
With respect to forecasts of Edge Autonomy, Roth Capital assumed that they have been reasonably prepared on bases reflecting the best available estimates at the time and good faith judgments of the management of Redwire as to Edge Autonomy’s future financial performance. Roth Capital was not engaged to assess the achievability of any projections or the assumptions on which they were based, and Roth Capital expressed no view as to such projections or assumptions. In addition, Roth Capital has not assumed any responsibility for any independent valuation or appraisal of the assets, liabilities or business operations of Edge Autonomy, and has not been provided with any such valuation or appraisal.
In rendering its opinion, Roth Capital assumed that (i) the Mergers will be consummated substantially in accordance with its terms and in compliance with the applicable provisions of the Securities Act, the Exchange Act, and all applicable federal, state and local statutes, rules, and regulations promulgated thereunder and the rules and regulations of the NYSE, and any other applicable exchanges, (ii) the representations and warranties of each party in the Amended Merger Agreement are true and correct, (iii) each party to the Amended Merger Agreement will perform on a timely basis all covenants and agreements required to be performed by it under the Amended Merger Agreement and (iv) all conditions to the consummation of the Amended Merger Agreement will be satisfied without waiver thereof.
Roth Capital further assumed that (a) the final Amendment, when signed by all relevant parties, would conform in all material respects to the draft of the Amendment dated June 5, 2025 provided to Roth Capital and (b) all governmental, regulatory and other consents and approvals contemplated by the Amended Merger Agreement would be timely obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition would be imposed or waivers made that would have a material adverse effect on Redwire, Edge Autonomy, or on the contemplated benefits of the Amended Merger Agreement to the respective parties.
Roth Capital’s opinion addresses only the fairness of the Merger Consideration payable by Redwire pursuant to the Amended Merger Agreement, from a financial point of view, as of the date of the opinion. It does not address any other aspect of the Amended Merger Agreement or any agreement or understanding entered into in connection with the Amended Merger Agreement or otherwise, including, without limitation, the fairness of any compensation to any officers, directors or employees of any party to the Amended Merger Agreement, or any class of such persons, relative to the consideration in the Amended Merger Agreement. The opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies that might exist for Redwire, the underlying business decision of Redwire to proceed with the Amended Merger Agreement, or the effects of any other transaction in which Redwire might engage.
Roth Capital expressed no opinion as to the actual value of the shares of Redwire or the prices at which shares of Redwire will trade at any time. Roth Capital’s opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to Roth Capital, as of the date of the opinion. Although subsequent developments or events may affect various assumptions used by Roth Capital in preparing its opinion, Roth Capital does not have any obligation to update, revise or reaffirm its opinion based on such developments, events or otherwise and Roth Capital expressly disclaims any responsibility to do so. In addition, Roth Capital’s opinion does not address any legal, tax or accounting matters.

Further, while Roth Capital provided its opinion as to the fairness of the Merger Consideration from a financial point of view, Roth Capital expressed no opinion or recommendation to the Redwire Special Committee regarding whether Redwire should proceed with the Transactions. Roth Capital’s opinion was directed to the Redwire Special Committee in connection with its consideration of the Amended Merger Agreement and was not intended to be, and does not constitute, a recommendation to any other Persons in respect of the Transactions, including as to how any stockholder of Redwire should vote with respect to the Transactions. The issuance of the opinion was approved by an authorized internal fairness committee of Roth Capital in accordance with its customary practice.
Summary of Material Financial Analysis
The following is a summary of the material financial analyses performed by Roth Capital which Roth Capital presented to the Redwire Special Committee in connection with Roth Capital’s opinion relating to the Amended Merger Agreement and does not purport to be a complete description of the financial analyses performed by Roth Capital. The rendering of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances of the Transactions. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth Capital or of its presentation to the Redwire Special Committee on June 8, 2025. The order of analyses described below does not represent the relative importance or weight given to those analyses by Roth Capital. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth Capital’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth Capital’s financial analyses.
In performing its analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Redwire, Edge Autonomy, or any other parties to the Amended Merger Agreement. Roth Capital does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.
Selected Publicly Traded Comparable Companies Analysis
In order to assess how the public market values shares of publicly traded companies similar to Edge Autonomy, Roth Capital reviewed and compared certain financial information relating to Edge Autonomy with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth Capital deemed similar to Edge Autonomy. Although none of the selected companies is identical to Edge Autonomy, Roth Capital selected these companies because they have publicly traded equity securities and were deemed to be similar to Edge Autonomy in one or more respects, including (i) the nature of their business operations in aerospace, defense and autonomous systems, (ii) relative size and market capitalization, (iii) financial performance metrics and growth profiles, (iv) geographic focus and (v) public listing status. Investors should note that various factors unique to each company may affect individual comparability. The selected comparable companies are:

Company	Ticker
Unusual Machines, Inc	UMAC
Ondas Holding Inc.	ONDS
Red Cat Holdings, Inc.	RCAT
Intuitive Machines, Inc.	LUNR
Mercury Systems, Inc.	MRCY
Kratos Defense & Security Solutions Inc.	KTOS
AeroVironment, Inc.	AVAV
Rocket Lab Corporation	RKLB
Leonardo S.p.a.	LDO
L3Harris Technologies, Inc.	LHX
Thales S.A.	HO
Northrop Grumman Corporation	NOC
For Edge Autonomy and each of the selected companies, Roth Capital calculated and compared various financial multiples and ratios based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.
In its review of the selected companies, Roth Capital considered the following key financial metrics and valuation measures: (i) market capitalizations (computed using closing share prices as of June 6, 2025), (ii) enterprise values (“EV”), (iii) EV as a multiple of historical and projected revenue, (iv) EV as a multiple of historical and projected EBITDA for calendar years 2025 through 2027, (v) the latest twelve (12)-month period (“LTM”) operating metrics including gross margin and EBITDA margin and (vi) historical growth rates as measured by LTM revenue two (2)-year compound annual growth rate (“CAGR”). These metrics were selected as they are commonly used in valuation analyses for companies in this industry. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	TEV	EV/Revenue				EV/EBITDA				Gross	EBITDA	LTM Rev
Company Name	Ticker	Shares	06/04/25	06/04/25	01/15/25	LTM	CY 2025	CY 2026	CY 2027	LTM	CY 2025	CY 2026	CY 2027	Margin	Margin	2yr CAGR
Unusual Machines, Inc.	UMAC	25.2	$7.42	$187.1	$182.5	NM	16.7x	8.8x	NA	NM	NM	NM	NA	26.3%	(128.9)%	NM
Ondas Holdings Inc..	ONDS	141.4	$1.70	$240.4	$257.6	23.8x	10.3x	5.7x	NA	NM	NM	NM	NA	20.6%	(285.7)%	58.4%
Red Cat Holdings, Inc	RCAT	94.8	$8.16	$773.4	$793.4	NM	9.9x	5.3x	NA	NM	NM	47.2x	NA	(174.8)%	NM	NM
Intuitive Machines, Inc.(2)	LUNR	117.9	$11.71	$2,091.8	$1,762.1	8.1x	6.5x	4.7x	4.0x	NM	NM	NM	28.9x	(2.1)%	(26.5)%	59.2%
Mercury Systems, Inc.	MRCY	59.9	$53.14	$3,182.1	$3,564.4	4.0x	4.0x	3.7x	NA	NM	30.3x	23.4x	NA	27.4%	5.3%	(6.3)%
Kratos Defense & Security	KTOS	153.4	$40.47	$6,209.9	$6,239.4	5.4x	4.9x	4.3x	3.8x	NM	NM	42.2x	36.1x	24.9%	6.4%	11.5%
AeroVironment, Inc.	AVAV	45.5	$190.89	$8,685.4	$8,697.6	11.7x	8.2x	7.3x	7.7x	NM	43.3x	44.4x	35.0x	39.6%	9.8%	23.5%
Rocket Lab Corporation	RKLB	522.6	$28.92	$15,115.0	$15,176.3	NM	NM	17.0x	12.8x	NM	NM	NM	NM	27.3%	(37.1)%	43.9%
Leonardo S.p.a.	LDO	576.4	$59.92	$34,542.9	$37,068.9	1.9x	1.7x	1.6x	1.5x	18.3x	13.7x	12.7x	11.3x	39.0%	10.3%	11.3%
L3Harris Technologies, Inc.	LHX	187.5	$244.27	$45,795.7	$57,530.7	2.7x	2.7x	2.5x	2.4x	14.5x	14.5x	13.6x	13.1x	26.0%	18.7%	10.4%
Thales S.A.	HO	205.3	$297.80	$61,142.7	$64,305.8	3.0x	2.6x	2.4x	2.2x	23.1x	15.6x	14.7x	13.2x	26.1%	13.1%	8.2%
Northrop Grumman Corporation	NOC	143.9	$489.41	$70,439.9	$86,880.9	2.2x	2.1x	2.0x	1.9x	13.7x	15.1x	13.9x	13.1x	19.3%	15.7%	4.3%

					Min	1.9x	1.7x	1.6x	1.5x	13.7x	13.7x	12.7x	11.3x	(174.8)%	(285.7)%	(6.3)%
					25th PCTL	2.7x	2.6x	2.5x	2.1x	14.3x	14.6x	13.8x	13.1x	20.3%	(31.8)%	8.8%
					Median	4.0x	4.9x	4.5x	3.1x	16.4x	15.3x	19.1x	13.2x	26.1%	6.4%	11.4%
					75th PCTL	8.1x	9.1x	6.1x	4.9x	19.5x	26.6x	42.8x	32.0x	27.3%	11.7%	38.8%
					Max	23.8x	16.7x	17.0x	12.8x	23.1x	43.3x	47.2x	36.1x	39.6%	18.7%	59.2%
Echelon[3]					925	4.9x	4.4x	4.1x	2.6x	26.6x	22.8x	16.5x	8.5x	45.5%	18.3%	96.4%
__________________
Notes to the table:
1)Source: Capital IQ. Projected financials based on median analyst estimates
EV = Market Cap + Debt + Preferred – Cash
All EV to Revenue multiples less than zero (0) or greater than twenty-five (25) are considered “NM”
All EBITDA multiples less than zero (0) or greater than fifty (50) are considered “NM”
2)Intuitive Machines implied market capitalization
3)Edge Autonomy multiples derived from the implied purchase price and financial ‘base’ case provided by Redwire’s management. LTM 2yr CAGR uses CY24A as the basis.
Roth Capital noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Edge Autonomy’s business. Accordingly, Roth Capital’s comparison of selected companies to Edge Autonomy and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Edge Autonomy.
Roth Capital noted that the resulting EV to estimated Calendar Year 2025 (“CY25E”) revenue multiples of the Merger Consideration ranged between the twenty-fifth (25th) percentile and the seventy-fifth (75th) percentile of the selected publicly traded comparable companies. The EV to EBITDA multiples of the Merger Consideration were between the minimum and the seventy-fifth (75th) percentile of these comparable companies. Roth Capital considered this positioning to support the fairness of the Merger Consideration, as it fell within typical market ranges while accounting for Edge Autonomy’s specific growth profile and operating characteristics.
Selected Precedent Transaction Analysis
Roth Capital reviewed and compared the purchase prices and financial multiples paid in selected other transactions, primarily in the aerospace and defense and adjacent sectors from January 1, 2020 to June 4, 2025, that had publicly available data and that Roth Capital, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, Roth Capital calculated and compared the resulting EV in the transaction as a multiple of LTM Revenue and LTM EBITDA. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyer	Transaction Value ($USDmm)	Implied EV/Rev	Implied EV/EBITDA	Business Description
05/01/25	BlueHalo LLC	AeroVironment	$4,100.0	4.6x	—	BlueHalo LLC provides engineering and technology solutions for national security community. It offers services in the areas of space superiority, directed energy, missile defense, C4ISR, cyber, and intelligence
10/30/24	Terran Orbital Corporation	Lockheed Martin	$256.7	1.9x	—	Manufactures and sells satellites for aerospace and defense industries in the United States and internationally. The company offers end-to-end satellite solutions
09/12/24	kSARIA Corporation	ITT Inc.	$475.0	2.7x	—	Produces and supplies fiber optic interconnect products for military and aerospace markets
08/19/24	Civitanavi Systems	Honeywell	$223.7	4.0x	24.3x	Engages in the design, development, manufacture, and sale of inertial navigation, geo reference, and stabilization systems worldwide
04/19/24	Kaman Corporation	Arcline Investment	$1,919.5	2.4x	17.1x	Operates in the aerospace, defense, medical, and industrial markets. The company operates through three (3) segments: Engineered Products, Precision Products, and Structures
05/03/23	Maxar Technologies	Advent International	$6,570.0	3.7x	14.2x	Provides space solutions; and secure, precise, and geospatial intelligence solutions internationally. It operates through two (2) segments, Earth Intelligence and Space Infrastructure
10/18/23	CIRCOR International	KKR & Co. Inc.	$1,721.8	2.0x	12.1x	Designs, manufactures, and distributes flow and motion control products globally. Operating within the Aerospace & Defense and Industrial segments
11/28/22	Fat Shark / Rotor Riot	Unusual Machines	$13.5	2.3x	—	Fat Shark Holdings, LTD. provides first person view (FPV) video goggles. Rotor Riot LLC engages in the online retail of FPV racing drones
08/01/22	Ultra Electronics	Cobham Limited	$3,757.1	3.1x	17.3x	Delivers application-engineered solutions for defense, security, detection, and control markets, operating through Maritime, Intelligence & Communications, and Critical Detection & Control segments
07/28/23	Aerojet Rocketdyne	L3Harris Technologies	$5,127.5	2.2x	15.9x	Designs and manufactures aerospace and defense systems for the U.S. government, including the U.S. Department of Defense, National Aeronautics and Space Administration, and prime contractors
09/16/22	Aircraft Wheel & Brake Division	Kaman Corporation	$441.3	6.3x	15.8x	Comprises aircraft wheel and brake systems, and related hydraulic products manufacturing business for general aviation, business aviation, and rotorcraft and military aircraft markets
07/05/22	Vertex Aerospace Services	V2X, Inc.	$2,013.4	2.4x	28.7x	Vertex Aerospace Services Holding Corp. is a holding company operating through its subsidiaries undertakes contracts related to aerospace support functions
06/27/22	Telephonics Corporation	TTM Technologies	$299.5	1.1x	15.0x	Develops and manufactures surveillance, communications, analysis, and integration solutions for land, sea, and air applications for aerospace, defense, and commercial customers worldwide
04/25/22	RE2	Palladyne Ai	$80.1	5.3x	—	RE2, Inc. develops intelligent modular manipulation systems
11/30/21	Raven Industries	CNH Industrial	$2,137.0	5.7x	44.9x	Supplies products to industrial, agricultural, geo-membrane, construction, aerospace, defense, and lighter-than-air markets, operating through three (3) segments
08/19/21	Alion Science and Technology	Huntington Ingalls	$2,131.3	1.9x	25.0x	Provides engineering, information technology, naval architecture, and operational solutions for defense, civilian government, foreign governments, and commercial industries worldwide
08/02/21	Enterprise Control Systems	SPX Technologies	$56.2	4.7x	—	Designs, develops, manufactures, and supplies coded orthogonal frequency division multiplexing and mission critical radio frequency inhibition systems for the support of security services
06/01/21	Cobham Mission Systems Wimborne	Eaton Corporation	$2,830.0	4.0x	—	Designs and manufactures air-to-air refueling technology, weapons systems, and unmanned explosive ordnance robots for military and homeland security markets
06/01/21	Signature Aviation Limited	Cascade Investment	$6,199.1	4.9x	20.1x	Provides air transport support services. The company operates a fixed base operation network

Closed Date	Target	Buyer	Transaction Value ($USDmm)	Implied EV/Rev	Implied EV/EBITDA	Business Description
05/14/21	Teledyne FLIR	Teledyne Technologies	$8,285.1	4.2x	17.1x	Designs, develops, markets, and distributes thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and threat-detection solutions
04/30/21	Nearfield Systems	AMETEK	$230.0	2.6x	—	Designs, manufactures, and delivers antenna measurement and test systems for satellite, communications, military, aerospace, commercial , wireless, automotive, and other markets worldwide
02/23/21	Intelligent Systems Group	AeroVironment	$35.7	3.6x	—	Develops artificial intelligence-enabled computer vision, machine learning, and perceptive autonomy software solutions for defense and intelligence community customers
02/19/21	Arcturus Uav, Inc.	AeroVironment	$422.6	5.0x	12.1x	Designs and manufactures unmanned aircraft systems that offer capabilities, including high resolution full motion video, communications relay, and advanced ISR payloads.
01/31/20	AMETEK IntelliPower	AMETEK	$116.5	2.9x	—	Designs, develops, manufactures, and sells uninterruptible power systems and power conversion solutions for defense and industrial applications in the United States and internationally

		Min	$13.5	1.1x	12.1x
		25th PCTL	$228.4	2.4x	15.2x
		Median	$1,098.4	3.3x	17.1x
		75th PCTL	$3,061.8	4.6x	23.2x
		Max	$8,285.1	6.3x	44.9x
		Echelon[1]	$925.0	4.9x	26.6x
__________________
Notes to the table:
Projected financials based on median analyst estimates and management forecasts. All precedent transactions included are closed control transactions.
Acquisitions of majority stake in the U.S., Canada, and Europe from January 1, 2020 to present, relating to the aerospace and defense industry.
Source: Capital IQ. Excluded transactions without publicly announced multiples and transaction values less than $10 million.
1)Edge Autonomy multiples derived from the implied purchase price and financial ‘base’ case provided by Redwire’s management.
Roth Capital noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to Edge Autonomy’s business due to differences in size, business mix, growth prospects and operating characteristics. In particular, Roth Capital noted that several of the selected transactions involved significantly larger enterprises with more diversified revenue streams than Edge Autonomy. In addition, Roth Capital noted that the historical timing of precedent transactions can impact the comparability of such transactions. Accordingly, Roth Capital’s comparison of selected companies to Edge Autonomy and analyses of the results of such comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Edge Autonomy.
Roth Capital noted that the EV to LTM revenue and EV to LTM EBITDA multiples at the value of the Merger Consideration were between the seventy-fifth (75th) percentile and maximum and the median and seventy-fifth (75th) percentile, respectively, for such comparable transactions.
Discounted Cash Flow Analysis
Roth Capital performed a discounted cash flow analysis on Edge Autonomy by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows that Edge Autonomy was forecasted to generate from January 1, 2025 through calendar year 2028, and by calculating a terminal value for the period beyond 2028. All of the information used in Roth Capital’s analysis was based on publicly available sources and the financial projections provided by Redwire’s management, which Roth Capital did not independently verify but assumed, with Edge Autonomy’s consent, to be reasonably prepared on the bases reflecting the best currently available estimates and judgments of Edge Autonomy’s management concerning Edge Autonomy’s future financial performance. The following table sets forth the free cash flows and implied equity value calculations on a per share basis used in Roth Capital’s analysis:

Cash Flow Projections	CY	CY	CY	CY
Cash Flow Projections	CY	CY	CY	CY
($ in millions)	2025E	2026E	2027E	2028E
Revenue	$208.0	$227.0	$351.5	$402.6
Revenue growth %		9.1%	54.8%	14.5%
EBITDA	$40.6	$56.1	$108.8	$121.6
EBITDA %	19.5%	24.7%	31.0%	30.2%
EBIT	$26.5	$44.2	$96.2	$108.0
NOPAT (Net Operating Profit After Tax) (2)	$19.5	$32.5	$70.7	$79.4
D&A (Depreciation and Amortization)	14.1	11.9	12.6	13.6
Capex	(21.3)	(10.5)	(13.1)	(15.9)
(Increase) / Decrease in NWC	(3.6)	9.6	9.1	6.4
Unlevered free cash flow	$8.7	$43.5	$79.3	$83.5
PV of free cash flow (3)	$4.6	$39.1	$64.5	$61.3
End of year discount period:	0.5	1.5	2.5	3.5
Mid-year discount period:	0.3	1.0	2.0	3.0

Perpetuity Method DCF		EBITDA Exit Method DCF

WACC:	10.8%	WACC:	10.8%
Perpetual Growth	3.5%	Exit EBITDA Multiple[4]	17.1x
Terminal Value	$1,180.1	Terminal EBITDA	$121.6
PV of Terminal Value	$820.1	Terminal Value	$2,081.6
Sum of PV of Cash Flows	$169.0	PV of Terminal Value	$1,446.6
Implied EV	$989.1	Sum of PV of Cash Flows	$169.0
(-) Debt	$0.0	Implied EV	$1,615.6
(+) Cash	$0.0	(-) Debt	$0.0
Implied Equity Value	$989.1	(+) Cash	$0.0
		Implied Equity Value	$1,615.6
__________________
Notes to the table:
1)Assumes a valuation date of June 15, 2025 and Redwire management’s ‘base’ case
2)NOPAT = EBIT x (1-Tax Rate), where Tax Rate = 26.5%
3)Present value of FCF has been prorated to consider the portion of the year remaining
4)Taken from median on precedent transactions
In performing its discounted cash flow analysis, Roth Capital calculated ranges of the estimated present values of Edge Autonomy’s unlevered, after-tax free cash flows that Edge Autonomy was forecasted to generate from January 1, 2025 through December 31, 2028 by applying discount rates ranging from 8.8% to 12.8% (with a base case WACC of 10.8%), reflecting Roth Capital's estimates of Edge Autonomy’s weighted-average cost of capital (“WACC”), which was determined based on Edge Autonomy’s estimated capital structure, market conditions and business risks. The WACC was calculated by adding (a) the estimated market value of equity as a percentage of the total market value of Edge Autonomy’s capital multiplied by Edge Autonomy’s estimated cost of equity, and (b) the estimated market value of debt as a percentage of the total market value of Edge Autonomy’s capital multiplied by Edge Autonomy’s estimated after-tax market cost of debt. The estimated market value of Edge Autonomy’s debt and equity were calculated using the average debt to equity ratios of the comparable companies. The estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the betas of comparable companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2024 Kroll Cost of Capital Module. The following table sets forth Edge Autonomy’s WACC calculation:

WACC Calculation
a)Beta was found using Capital IQ. Only comparable companies that had a minimum of 60 months of trading history were used. Capital IQ calculates beta on a monthly basis. Roth uses mid-year conventions to discount cash flows as Roth assumes that cash flows come in continuously throughout the year. Assumes a valuation date of 06/15/25
b)B(u) = B(l) / (1+(1-Tax Rate) x Debt-to-Equity)
c)Assumes debt equal to $0M. Further assumes this amount of leverage persists as the Company's target leverage ratio
d)Effective tax of 26.5%
e)Source: Spot 5-year Treasury yield at 06/06/25
f)Source: 2024 Kroll Cost of Capital Module; Historical long term (1926-2023)
g)CAPM Cost Equity Capital Calculation: Risk Free Rate + (Equity Beta x Equity Risk Premium)
h)Source: 2024 Kroll Cost of Capital Module; Low Cap (Deciles 6-8)
i)BofA US High Yield Index as of 06/05/25
j)Weighted Average Cost of Capital = (Debt-to-Capital x Cost of Debt x (1-Tax Rate)) + (Equity-to-Capital x Cost of Equity Capital)

Step 1 - Calculate Average Portfolio Beta (a)
Calculated Average Portfolio Equity Beta	1.00
Step 2 - Unlever Portfolio Beta (b)
Average Debt-to-Equity Ratio	18.0%
Average Tax Rate	14.0%
Unlevered Average Portfolio Equity Beta	0.76
Step 3 - Arrive at Echelon Equity Beta
Unlevered Average Portfolio Equity Beta	0.76
Echelon Debt-to-Equity Ratio (c)	0.0%
Echelon Tax Rate (d)	26.5%
Echelon Implied Equity Beta	0.76
Step 4
Risk Free Rate (e)	4.13%
Equity Risk Premium (f)	7.2%
Levered Equity Beta	0.76%
Cost of Equity Capital (g)	9.6%
Size Premium (h)	1.2%
Echelon Adjusted Cost of Equity Capital	10.8%
Step 5
Debt-to-Capital Ratio	0.0%
Equity-to-Capital Ratio	100.0%
Pre-tax Cost of Debt (i)	7.2%
After-tax Cost of Debt	5.3%
Cost of Equity Capital	10.8%
Weighted Average Cost of Capital (j)	10.8%

Roth Capital used the following companies to calculate the portfolio beta:

Ondas Holding Inc.	ONDS
Red Cat Holdings, Inc.	RCAT
Intuitive Machines, Inc.	LUNR
Mercury Systems, Inc.	MRCY
Kratos Defense & Security Solutions Inc.	KTOS
AeroVironment, Inc.	AVAV
Rocket Lab Corporation	RKLB
Leonardo S.p.a.	LDO
L3Harris Technologies, Inc.	LHX
Thales S.A.	HO
Northrop Grumman Corporation	NOC
__________________
Note: Roth Capital excluded Unusual Machines from the comparable companies analysis as its IPO closed within the twelve (12) months prior to the date of the analysis, resulting in insufficient trading history for a reliable beta calculation.
Perpetuity Method. Roth Capital calculated an equity value for Edge Autonomy by calculating the ranges of estimated terminal value amounts by applying a range of terminal growth rates of 2.5% to 4.5% to the estimated terminal year free cash flow. The terminal value calculations were supported by an analysis of revenue multiples from comparable precedent transactions. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 8.8% to 12.8%. Combining the total present value of the estimated unlevered free cash flows, the present value of the terminal values and net cash to achieve the financial projections resulted in the following range of implied equity values for Edge Autonomy in the Mergers:

	WACC						Implied Equity Value
Perpetual Growth Percentage		8.8%	9.8%	10.8%	11.8%	12.8%	$925.0
	2.50%	$1,172.3	$1,007.6	$883.5	$786.9	$709.7
	3.00%	$1,263.8	$1,073.5	$932.9	$825.1	$740.0
	3.50%	$1,372.5	$1,149.8	$989.1	$867.9	$773.6
	4.00%	$1,503.7	$1,239.2	$1,053.4	$916.2	$810.9
	4.50%	$1,665.3	$1,345.4	$1,128.0	$971.1	$852.8
Roth Capital noted that while the Merger Consideration was at the low end of the range of the implied equity value of Edge Autonomy based on the perpetuity discounted cash flow analysis, this was considered in conjunction with other valuation methodologies, market conditions, and company-specific factors in determining the fairness of the Merger Consideration.
EBITDA Exit Method. Roth Capital calculated an equity value for Edge Autonomy by calculating the ranges of estimated terminal value amounts for Edge Autonomy by applying a range of EBITDA exit multiples of 15.1x to 19.1x to the estimated terminal EBITDA for calendar year 2028 of Edge Autonomy. The range of terminal EBITDA multiples utilized in Roth Capital’s discounted cash flow analysis was based on the median EBITDA multiple of precedent transactions completed in the aerospace and defense sector within the past three (3) years, focusing on transactions involving companies with similar business models and risk profiles to Edge Autonomy. The range of estimated present values of these estimated terminal value amounts was then calculated by applying discount rates ranging from 8.8% to 12.8%. Combining the total present value of the estimated unlevered free cash flows, the present value of the terminal values and net cash to achieve the financial projections resulted in the following range of implied equity values for Edge Autonomy in the Mergers:

	WACC						Implied Equity Value
EBITDA Exit Multiple		8.8%	9.8%	10.8%	11.8%	12.8%	$925.0
	15.1x	$1,538.4	$1,491.6	$1,446.6	$1,403.4	$1,361.9
	16.1x	$1,628.5	$1,578.8	$1,531.1	$1,485.3	$1,441.2
	17.1x	$1,718.6	$1,666.1	$1,615.6	$1,567.1	$1,520.5
	18.1x	$1,808.7	$1,753.3	$1,700.0	$1,648.9	$1,599.8
	19.1x	$1,898.8	$1,840.5	$1,784.5	$1,730.7	$1,679.1
Roth Capital noted that the Merger Consideration was below the range of the implied equity value of Edge Autonomy based on the EBITDA exit method discounted cash flow analysis.
General
The description set forth above does not contain a complete description of the analyses performed by Roth Capital, but does summarize the material analyses performed by Roth Capital in rendering its opinion. The preparation of a fairness opinion is a complex process involving numerous factors and considerations, and therefore not necessarily susceptible to partial analysis or summary description. Roth Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth Capital opinion. In arriving at its opinion, Roth Capital considered the results of all of its analyses, while no particular weight was assigned to any specific factor or analysis. Instead, Roth Capital made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above first is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Roth Capital’s view of the actual value of Edge Autonomy.
As described above, Roth Capital’s opinion was only one of many factors considered by the Redwire Special Committee and the Redwire Board in making its determination to approve the Mergers. Roth Capital was not requested to and did not solicit any expressions of interest from any other parties with respect to any acquisition of Edge Autonomy or any of its assets or any other business combination with Edge Autonomy.
Roth Capital is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. Roth Capital may also seek to provide financial advisory and financing services to Redwire and its affiliates in the future, and would expect to receive fees for the rendering of such services.
Roth Capital acted as a financial advisor to the Redwire Special Committee in connection with the Merger Agreement and the Amendment, receiving a cash fee totaling $1 million for its services with respect to the Merger Agreement and a cash fee totaling $175,000 for its services with respect to the Amendment, neither of which was contingent upon its conclusion as to fairness or the consummation of the transactions contemplated by the Merger Agreement or the Amended Merger Agreement, as applicable. Redwire has agreed to indemnify Roth Capital against certain liabilities and reimburse Roth Capital for certain expenses in connection with its services. In the ordinary course of business, Roth Capital and its affiliates may acquire, hold or sell, for Roth Capital’s and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Redwire and other parties to the Mergers, and, accordingly, may at any time hold a long or a short position in such securities.
In the three (3) years prior to the Redwire Special Committee’s engagement of Roth Capital, Roth Capital had not provided financing services or financial advisory services to Redwire, Edge Autonomy or AE

Industrial Partners, LP or any of its known affiliates, and Roth Capital had not received fees from such parties.

THE AMENDED MERGER AGREEMENT
Explanatory Note Regarding the Amendment
The below supplements the description in the definitive proxy statement of the Merger Agreement and summarizes the material changes made to the Merger Agreement by the Amendment. This summary does not purport to describe all of the terms of the Amended Merger Agreement and is qualified in its entirety by the complete text of the Amendment, which is included as Annex A to this proxy supplement, and the Merger Agreement, which is included as Annex A of the definitive proxy statement, each of which are incorporated by reference herein. All stockholders of Redwire are urged to read the Amendment and the Merger Agreement carefully and in their entirety, as well as this proxy supplement and the definitive proxy statement, before making any decisions regarding the Amended Merger Agreement and the Transactions.
Merger Consideration
The below amends the description in the definitive proxy statement.
The Merger Consideration payable by Redwire with respect to the Mergers is $925 million, payable in a combination of cash (inclusive of the Seller Note) and Redwire Common Stock, subject to customary adjustments for indebtedness, cash, working capital and transaction expenses, in each case (as applicable), after giving effect to Edge Autonomy’s pre-Closing payments with respect to certain indebtedness, transaction expenses and bonuses to employees or other service providers. Redwire expects to finance the Cash Consideration, in its sole discretion, using any available means, including, without limitation, cash on hand, its existing credit facility and/or proceeds from new Debt Facilities.
The amount of Cash Consideration to be paid by Redwire to Seller with respect to the Mergers will be (i) $160 million minus the Closing Date Cash Shortfall Amount minus the principal amount under the Seller Note (which difference may not be an amount less than $0). With respect to the portion of the Merger Consideration payable in Redwire Common Stock, the number of shares of Redwire Common Stock to be issued will be based on a price of such stock equal to the volume-weighted average trading price of Redwire Common Stock on the NYSE for the thirty (30) trading days ending on January 17, 2025 of $15.07. Redwire Common Stock in the amount of $5 million (valued at a price per share of $15.07) will be held back by Redwire pending the resolution of the post-Closing calculation of the purchase price. None of the Cash Consideration will be placed into escrow.
Post-Closing Purchase Price Adjustment
The below amends the description in the definitive proxy statement.
The Merger Agreement provides for Closing Date adjustments to the aggregate purchase price in respect of the actual amounts of indebtedness, cash, closing working capital and transaction expenses. Of the Equity Consideration payable by Redwire, $5 million worth of Redwire Common Stock (valued at a price per share of $15.07) will be held back pending the resolution of the post-Closing calculation of the purchase price. None of the Cash Consideration will be placed into escrow.
Specifically, within five (5) business days after the parties finalize the closing purchase price, which is expected to occur within 150 days following the Closing:
1.if the closing purchase price is less than the estimated purchase price that Edge Autonomy provided to Redwire prior to the Closing (the “shortfall amount”), then Redwire shall issue to Seller a number of shares of Redwire Common Stock equal to (a) the amount by which $5 million exceeds the shortfall amount divided by (b) $15.07; provided that, no additional shares of Redwire Common Stock shall be issued if the shortfall amount is equal to or greater than $5 million; and
2.if the closing purchase price is greater than the estimated purchase price that Edge Autonomy provided to Redwire prior to the Closing (the “excess amount”), then Redwire shall issue to Seller a number of shares of Redwire Common Stock equal to (a) the lesser of (i) the sum of (A) $5 million plus (B) the excess amount and (ii) $10 million, divided by (b) $15.07.

Conditions to Completion of the Mergers
The below amends the applicable portions of the description in the definitive proxy statement.
As a result of the Amendment:
•Any purchase price adjustments will be settled through the issuance or retention of Redwire Common Stock rather than the deposit of cash into escrow. Accordingly, the closing conditions requiring the delivery of the Escrow Agreement have been removed from the Merger Agreement;
•The Assignment of AE Consulting Agreement will be delivered in place of the Consulting Termination Agreement. As a result, the condition requiring Redwire, Purchaser, and Merger Sub to execute and deliver the Consulting Termination Agreement has been replaced with a condition requiring the execution and delivery of the Assignment of AE Consulting Agreement; and
•As of immediately prior to Closing and before Edge Autonomy makes the required payments on the Closing Date, Redwire must have freely usable cash, including the proceeds from any Debt Financing and the principal amount of the Seller Note, totaling at least $160 million rather than $150 million. Accordingly, the applicable closing condition with respect to such obligation has been revised to reflect such increase.
The below supplements the description in the definitive proxy statement.
As a result of the Amendment, a closing condition of Redwire, Purchaser and Merger Sub has been added to the Merger Agreement, pursuant to which the Closing Date Cash Shortfall Amount shall not exceed $60 million.

OTHER TRANSACTION AGREEMENTS
The Voting Agreements
The below supplements the description in the definitive proxy statement of the Voting Agreements. This summary does not purport to describe all of the terms of the Voting Agreements and is qualified in its entirety by the complete text of the Voting Agreements, which are included as Annex B of the definitive proxy statement, each of which are incorporated by reference herein. All stockholders of Redwire are urged to read the Voting Agreements carefully and in their entirety, as well as this proxy supplement and the definitive proxy statement, before making any decisions regarding the Amended Merger Agreement and the Transactions.
In connection with the execution of the Amendment, the Voting Agreement Parties, each of which previously entered into separate Voting Agreements with respect to the Stockholder Approval for the Transactions, each confirmed that such Voting Agreement Party has reviewed the Amendment and that its Voting Agreement also applies with respect to the Amended Merger Agreement.
The Seller Note
The following is a summary of the Seller Note. This summary does not purport to describe all of the terms of the Seller Note and is qualified in its entirety by the complete text of the form of Seller Note, which is included as an exhibit to the Amendment, which is included Exhibit A and incorporated by reference herein. All stockholders of Redwire are urged to read the form of Seller Note carefully and in its entirety, as well as this proxy supplement and the definitive proxy statement, before making any decisions regarding the Amended Merger Agreement and the Transactions.
In connection with the Closing, the Seller Note Issuer will issue the Seller Note in the principal amount of $100 million. The Seller Note will be unsecured. Interest on the Seller Note will accrue as follows, and will be payable quarterly, at Redwire’s option, in cash or in-kind at an annual rate equal to: (x)(i) from the Closing through July 15, 2025 (such time period, “Period 1”), and (ii) from July 16, 2025 through December 31, 2025 (such time period, “Period 2”), in each case, fifteen percent (15.00%) and (y) from and after January 1, 2026 (such time period, the “Full Return Period”), eighteen percent (18.00%). The Seller Note will have a 3.00% upfront fee to be paid-in-kind and added to the principal amount of the Seller Note and will be fully earned at the Maturity Date (as defined below) and a cash minimum return payment calculated as follows: (x) to the extent the Seller Note is repaid in whole or in part during Period 1, 1.20 times the principal amount being repaid, (y) to the extent the Seller Note is repaid in whole or in part during Period 2, 1.35 times the principal amount being repaid and (z) to the extent the Seller Note is repaid in whole or in part during the Full Return Period, 1.50 times the principal amount being repaid, in each case, less aggregate cash payments of principal, interest (including paid-in-kind interest) and the upfront fee previously or then being paid in cash. The Seller Note also will provide that if Redwire or any of its subsidiaries (a) receives any equity financing net proceeds (as defined therein) or (b) receives any net debt proceeds (as defined therein) from a refinancing or modification of certain existing Redwire or Edge Autonomy credit facilities, 100.00% of such proceeds (subject to certain limitations), to the extent made available to the Seller Note Issuer, must be applied to the prepayment of the obligations under the Seller Note in cash. The Seller Note matures on the date that is the earliest of (i) a change of control of the majority of outstanding Redwire Common Stock (determined on a fully diluted and as converted basis), or a sale of all or substantially all of the assets of Redwire; (ii) the date that is ninety-one (91) days following the maturity date of certain existing Redwire or Edge Autonomy credit facilities; and (iii) acceleration following an event of default (as defined therein).
A&R Investor Rights Agreement
The below supplements the description in the definitive proxy statement of the form of A&R Investor Rights Agreement.
As a result of the Amendment, certain non-substantive and clarifying edits were made to the form of A&R Investor Rights Agreement to be entered into in connection with the Closing.

Registration Rights Coordination Agreement
On June 8, 2025, Redwire entered into the Registration Rights Coordination Agreement with Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. relating to the RRA, which was entered into in connection with the issuance of the Redwire Preferred Stock. In order to resolve certain issues arising under the RRA, the Registration Rights Coordination Agreement provides that, if Redwire effects any equity offering within 90 days after the Closing (a “Post-Closing Offering”), (i) the first $40 million of net proceeds of the Post-Closing Offering would be retained by Redwire for working capital and other corporate uses, (ii) an amount equal to the greater of (A) 25% of net proceeds of the Post-Closing Offering and (B) $50 million would, at Bain’s election within five days following consummation of the Post-Closing Offering, be applied to purchase a portion of Bain’s shares of Redwire Preferred Stock based on the then-current conversion rate of the Redwire Preferred Stock at a price based on the per share price of Redwire Common Stock sold by Redwire in any Post-Closing Offering, and (iii) the balance of the net proceeds of the Post-Closing Offering would be retained by Redwire for its corporate purposes, including the repayment of the Seller Note in accordance with its terms. In addition, Bain, AE Industrial Partners Fund II, L.P. and AE Industrial Partners Structured Solutions I, L.P. each agreed in the Registration Rights Coordination Agreement that, subject to certain limitations, if requested by the underwriters of the Post-Closing Offering, it and its affiliates would enter into a 90-day lock-up agreement, as would have been required if their shares of Redwire Common Stock were to be included in the Post-Closing Offering pursuant to the RRA. In addition, Redwire agreed to file with the SEC a resale registration statement and to use its commercially reasonable efforts to cause it to be declared effective by the SEC not later than the 90 days after the Closing.

DEBT FINANCING
The below amends the description in the definitive proxy statement.
Redwire anticipates that total cash of approximately $190 million to fund Redwire’s obligations under the Amended Merger Agreement and Redwire’s transaction expenses will be provided through a combination of (i) cash from Redwire’s balance sheet (which cash would include the remaining balance of the approximately $82.8 million raised from the redemption of its Warrants during the first quarter of 2025), (ii) proceeds from new Debt Facilities (as described below), (iii) proceeds under its existing Redwire Credit Facility and (iv) proceeds from the Seller Note.
The Lenders have committed to provide debt financing in an aggregate principal amount of not less than $90 million, on the terms and subject to the conditions set forth in the Debt Commitment Letter, under which a wholly-owned subsidiary of Redwire will be the lead borrower.
The Debt Commitment Letter provides that the Debt Facilities will be effective upon the Closing and will consist of a senior secured first lien term loan facility with maximum availability of not less than $90 million. The Debt Facility will mature on April 28, 2027. The Debt Facility Borrower’s obligations under the Debt Facilities will be guaranteed on a senior secured basis by certain subsidiaries of the Debt Facility Borrower and its parent company. Proceeds from the Debt Facilities would be used in part to finance the Closing-related payments, to refinance Edge Autonomy’s existing debt facilities and for working capital purposes. The administrative and collateral agent for the Debt Facilities will be JPMorgan Chase Bank, N.A. The principal amount under the term loan facility is subject to mandatory amortization at a rate of 1.25% per calendar quarter. The term loans are expected to accrue interest at variable rates based on Term Secured Overnight Financing Rate (with a floor of 0.75% per annum) or other standard indices, plus 6.50% per annum margin through December 31, 2025 and 7.00% per annum margin thereafter.
The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to customary conditions, including, without limitation, negotiation and execution of definitive agreements for the Debt Facilities consistent with the Debt Commitment Letter.
In addition to the Debt Facilities, Redwire entered into an amendment on June 4, 2025 to the Redwire Credit Facility whereby, subject to the closing of the Transactions, (i) the maturity date of the Redwire Credit Facility will be extended to April 28, 2027, (ii) commencing on January 1, 2026, the interest rate of the Redwire Credit Facility will be increased to match the interest rate under the Debt Facilities and (iii) the Existing Redwire Agent will be granted a second lien on the equity interests of Edge Autonomy.

LITIGATION RELATING TO THE TRANSACTIONS
The below supplements the description in the definitive proxy statement.
Between May 13, 2025 and May 23, 2025 counsel for Redwire received eleven additional letters from separate law firms, each on behalf of individuals who are purported Redwire stockholders, each of which alleges that Redwire’s definitive proxy statement omitted certain information and demands that Redwire amend the definitive proxy statement or issue supplemental disclosures to correct such alleged deficiencies. One such demand letter also included a draft complaint naming Redwire and its directors as defendants and alleging that Redwire’s definitive proxy statement omitted or misrepresented certain allegedly material information. Such draft complaint includes a request for injunctive relief with respect to proceeding with, consummating, and closing, the Transactions, as well as other remedies, including counsel fees. The demand letter accompanying such draft complaint asserts that counsel intends to file such draft complaint in the event that Redwire and the Redwire Board do not take “corrective action” to correct the alleged deficiencies.
Redwire believes that the allegations set forth in each of the demand letters and the draft complaint are without merit and, if any further demand is made or if such complaint is actually filed, will defend such actions vigorously.

Unaudited Pro Forma Condensed Combined Financial Information
The below supplements the information in the definitive proxy statement of the Unaudited Pro Forma Condensed Combined Financial Information (“Pro Forma Financial Information”) and summarizes the material changes made to the Pro Forma Financial Information by the Amendment. This summary does not purport to describe all of the information related to the Pro Forma Financial Information and is qualified in its entirety by the complete text of the Pro Forma Financial Information, which is included as Unaudited Pro Forma Condensed Combined Financial Information of the definitive proxy statement and are incorporated by reference herein. All stockholders of Redwire are urged to read the Pro Forma Financial Information carefully and in their entirety, as well as this proxy supplement and the definitive proxy statement, before making any decisions regarding the Amended Merger Agreement and the Transactions.
The unaudited pro forma condensed combined financial information included in Redwire’s Form 8-K filed with the SEC on April 3, 2025 and definitive proxy statement reflected certain information about the anticipated debt financing required to settle the cash obligations under the Merger Agreement based on information known as of those dates. As of the date of this filing, Redwire anticipates that total cash of approximately $190 million to fund Redwire’s obligations under the Amended Merger Agreement (which includes the cash portion of the Merger Consideration) and Redwire’s transaction expenses will be provided through a combination of (i) cash from Redwire’s balance sheet (which cash would include the remaining balance of the approximately $82.8 million raised from the redemption of its Warrants during the first quarter of 2025), (ii) proceeds from new Debt Facilities (as described below), (iii) availability under its existing Redwire Credit Facility and (iv) proceeds from the Seller Note (as described below).
The Lenders have committed to provide debt financing based on the terms and subject to the conditions set forth in the Debt Commitment Letter. The Debt Commitment Letter provides that the Debt Facilities will be effective upon the Closing and will consist of a senior secured first lien term loan facility with maximum availability of not less than $90 million. The Debt Facility will mature on April 28, 2027 and is expected to accrue interest at variable rates based on Term Secured Overnight Financing Rate (with a floor of 0.75% per annum) or other standard indices, plus 6.50% per annum margin through December 31, 2025 and 7.00% per annum margin thereafter. The principal amount under the term loan facility is subject to mandatory amortization at a rate of 1.25% per calendar quarter.
In addition to the Debt Facilities, Redwire has executed an amendment to the existing Redwire Credit Facility whereby, subject to the Closing, the maturity date of the Redwire Credit Facility will be extended to April 28, 2027.
Upon closing, Redwire will issue a Seller Note in the principal amount of $100 million. The Seller Note will accrue interest at a rate of 15.0% per annum from issuance through December 31, 2025, and 18.0% per annum after January 1, 2026, with interest payable quarterly, at Redwire’s option, in cash or in-kind. Additionally, the Seller Note is subject to a 3% upfront fee to be paid-in-kind and added to the principal amount of the Seller Note and will be fully earned at maturity and a minimum return of 1.20 times the principal amount being repaid from issuance through July 15, 2025, 1.35 times the principal amount being repaid from July 16, 2025 through December 31, 2025, and 1.50 times the principal amount being repaid thereafter. The upfront fee and any interest paid during a given period is counted towards the minimum return. To effectuate the impact of the anticipated financing on the Pro Forma Financial Information, Redwire has assumed that the Seller Note and Debt Facilities will be repaid at contractual maturity. The following tables present the impacts to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2024 (in thousands of U.S. dollars):

Line Item	As Previously Filed	Revised Amounts	Change
Cash and cash equivalents	$78,576	$152,861	$ 74,285 (i)
Prepaid expenses and other current assets	$12,917	$13,030	$ 113 (ii)
Other non-current assets	$2,885	$1,217	$ (1,668) (ii)
Short-term debt, including current portion of long-term debt	$2,736	$5,766	$ 3,030 (ii)
Short-term debt, including current portion of long-term debt	$33,859	$35,933	$ 2,074 (ii)
Long-term debt, net	$242,618	$308,164	$ 65,546 (ii)
Accumulated deficit	$(367,458)	$(365,378)	$ 2,080 (iii)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2024 (in thousands of U.S. dollars):

Line Item	As Previously Filed	Revised Amounts	Change
Interest expense, net	$25,746	$41,395	$ 15,649(iv)
Other (income) expense, net	$62,354	$60,274	$ (2,080) (iii)
Income tax expense (benefit)	$(12,299)	$(16,203)	$ (3,904) (v)
(i) Represents an increase in cash of $128.2 million, as Redwire no longer expects to repay the Redwire Credit Facility upon closing, offset by a net decrease in cash proceeds of $53.9 million as a result of the new Debt Facilities.
(ii) Represents the net change from the new Debt Facilities and the Redwire Credit Facility.
(iii) Represents the reversal of the previously anticipated loss on extinguishment of Redwire's Credit Facility, as Redwire no longer expects to repay the Redwire Credit Facility upon closing.
(iv) Represents the increase in interest expense of $19.8 million as Redwire no longer expects to repay the Redwire Credit Facility upon closing, offset by a net reduction of $4.1 million from the new Debt Facilities.
(v) Represents the income tax effect of the above adjustments.

WHERE YOU CAN FIND MORE INFORMATION
The below supplements the description in the definitive proxy statement.
Redwire files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Redwire, who file electronically with the SEC. The address of that site is www.sec.gov. Investors may also consult Redwire’s website for more information concerning the Mergers and the other transactions described in this proxy supplement and the definitive proxy statement. The website of Redwire is www.redwirespace.com. The information contained on Redwire’s website is not incorporated by reference into this proxy statement.
In addition, the SEC allows Redwire to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy supplement, except for any information that is superseded by information included directly in this proxy supplement or by documents incorporated by reference that were filed after the date of this proxy supplement. This proxy supplement also contains summaries of certain provisions contained in some of the Redwire documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Items 2.02 and 7.01 of the Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy supplement.
In addition to the documents referenced in the definitive proxy statement, this proxy supplement incorporates by reference the documents listed below that Redwire has previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters, as follows:
1.The following Current Report on Form 8-K, including any amendments thereto, in each case to the extent filed and not furnished with the SEC:
Current Report on Form 8-K filed June 9, 2025
2.Definitive Proxy Statement for its Special Meeting of Stockholders filed with the SEC on May 9, 2025
In addition, Redwire incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this proxy supplement and the definitive proxy statement to the date that the Redwire Special Meeting is held, except, in any such case, for any information therein that has been furnished rather than filed, which shall not be incorporated herein (unless expressly stated otherwise therein). Subsequent filings with the SEC will automatically modify and supersede information in this proxy supplement and the definitive proxy statement. These documents may contain important information about Redwire and its financial condition.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Redwire will provide you with copies of these documents, without charge, upon written or oral request to:
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, Florida 32256
(650) 701-7722
Attention: Redwire Investor Relations
investorrelations@redwirespace.com
In the event of conflicting information in this proxy supplement in comparison to any document incorporated by reference into this proxy supplement, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained in or incorporated by reference into this proxy supplement and the definitive proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy supplement is dated June 9, 2025. You should not assume that the information contained in this proxy supplement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy supplement is accurate as of any date other than the date of such incorporated document.

Annex A
Amendment No. 2 to the Agreement and Plan of Merger

Annex A
AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of June 8, 2025, by and among (i) Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP) (“Seller”), (ii) Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (the “Company”), (iii) Redwire Corporation, a Delaware corporation (“Parent”), (iv) Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”), and (v) Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Purchaser”, together with Seller, the Company, Parent and Merger Sub, the “Parties”, and each, a “Party”), and amends that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among the Parties, as amended by that certain Amendment No. 1, dated February 3, 2025 (“Amendment No. 1”), by and among the Parties (the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.
RECITALS
WHEREAS, Section 13.07 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein;
WHEREAS, on February 3, 2025, the Parties entered into Amendment No. 1, which extended the filing deadlines for certain regulatory filings in connection with the Mergers; and
WHEREAS, in furtherance of the consummation of the transactions contemplated by the Merger Agreement, the Parties have determined to further amend the Merger Agreement as set forth below.
NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Amendments.
(a)    Section 1.01 of the Merger Agreement is hereby amended by deleting the definitions of “Closing Date Cash Payment Amount”, “Closing Date Cash Proceeds”, “Closing Equity Amount”, “Closing Purchase Price” and “Minimum Cash Requirement” in their entirety and replacing them with the following, respectively:
“Closing Date Cash Payment Amount” means the aggregate amount of cash required to be paid or delivered by or on behalf of Parent pursuant to Section 2.03(d), Section 2.03(f) and Section 2.03(g).
“Closing Date Cash Proceeds” means an amount equal to (a) one hundred sixty million U.S. dollars ($160,000,000), minus (b) the Closing Date Cash Shortfall Amount; provided, that, if such number is negative, then the Closing Date Cash Proceeds shall be zero dollars ($0).
“Closing Equity Amount” means an amount equal to:
(a)    the Closing Purchase Price, minus

(b)    the amount of the Closing Date Cash Proceeds, minus
(c)    the Equity Holdback Amount.
“Closing Purchase Price” means the Enterprise Value, minus (a) after giving effect to the Company Pre-Closing Payments, the amount of Indebtedness outstanding as of immediately prior to the Closing, plus (b) the amount of Cash as of the Measurement Time, but after giving effect to the Company Pre-Closing Payments, minus (c) the absolute value of the amount (if any) by which Closing Working Capital is less than Target Working Capital, plus (d) the absolute value of the amount (if any) by which Closing Working Capital is greater than Target Working Capital, minus (e) after giving effect to the Company Pre-Closing Payments, all Transaction Expenses. For the avoidance of doubt, no items included in the definitions of Cash, Indebtedness, Transaction Expenses or Working Capital shall be double counted for purposes of calculating the Closing Purchase Price hereunder.
“Minimum Cash Requirement” means that, as of immediately prior to the Closing and prior to the Company Pre-Closing Payments, Parent shall have an amount of freely usable cash, including the proceeds from any Debt Financing, of greater than or equal to one hundred sixty million U.S. dollars ($160,000,000); provided, however, that for purposes of determining whether the Minimum Cash Requirement has been satisfied, the Seller Note Amount shall be considered freely usable cash.
(b)    Section 1.01 of the Merger Agreement is hereby further amended by adding the following new definitions:
“Equity Holdback Amount” means an amount equal to five million U.S. dollars ($5,000,000).
“Expense Assignment Agreements” means the assignment agreements, in forms reasonably acceptable to Parent, pursuant to which all Contractual Obligations relating to the items identified on Schedule 2.03(f) as “Assigned to Seller” are fully and unconditionally assigned to the Seller, effective as of the Closing, and which further provide that all parties thereto release and forever discharge the Company Group from any and all claims, liabilities, or obligations arising out of or relating to such Contractual Obligations and that the Company Group is an express third-party beneficiary thereof.
“Seller Note” means the promissory note to be issued by the Seller Note Issuer at the Closing, substantially in the form attached hereto as Exhibit K.
“Seller Note Amount” means the original outstanding principal of the Seller Note in the amount of one hundred million U.S. dollars ($100,000,000).
“Seller Note Issuer” means Redwire Finance Holdings, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Parent.
(c)    Section 1.01 of the Merger Agreement is hereby further amended by adding the following new prong (H) to the last sentence of the definition of “Transaction Expenses” following prong (G) thereof:
and (H) all items that would constitute “Transaction Expenses” hereunder that are otherwise assigned to Seller at or prior to the Closing pursuant to Section 2.03(f) hereof.

(d)    The Merger Agreement is hereby amended by deleting the defined terms “Escrow Agent”, “Escrow Agreement”, “Purchase Price Adjustment Escrow Account”, “Purchase Price Adjustment Escrow Amount” and “Purchase Price Adjustment Escrow Funds” in their entirety from the Merger Agreement. Any provisions in which such defined terms appear shall be revised and interpreted, as necessary, to ensure grammatical correctness and to preserve their intended meaning and effect as if such terms had not been included in such provisions.
(e)    The Merger Agreement is hereby amended by deleting the defined term “Consulting Termination Agreement” in its entirety from the Merger Agreement and replacing it in each instance in which such term was previously used with the term “Assignment of AE Consulting Agreement”. Any provisions in which such defined term appears shall be revised and interpreted, as necessary, to ensure grammatical correctness and to preserve their intended meaning and effect as if “Consulting Termination Agreement” had not been used and “Assignment of AE Consulting Agreement” had been included in such provisions.
(f)    Section 2.03(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(c)    Parent shall pay, or cause to be paid, to Seller the Closing Date Cash Proceeds, by wire transfer of immediately available funds to the account(s) designated by Seller; provided, however, that Parent’s obligation to deliver the Closing Date Cash Proceeds shall be deemed satisfied (in whole or in part, as applicable) to the extent of the Seller Note Amount upon delivery of the Seller Note in accordance with the terms hereof.
(g)    Section 2.03(e) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(e) [INTENTIONALLY OMITTED];
(h)    Section 2.03(f) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(f)    Parent shall pay, or cause to be paid, on behalf of the Company, all unpaid Transaction Expenses identified on Schedule 2.03(f) (other than (i) Bonus Payments and (ii) items identified on Schedule 2.03(f) as “Assigned to Seller”, if any) (for the avoidance of doubt, after giving effect to the Company Pre-Closing Payments) to each Person who is owed a portion thereof, and any such items identified on Schedule 2.03(f) as “Assigned to Seller” shall, as of the Closing, automatically and without the need for any further action by any party hereto, be deemed to have been assigned, or caused to have been assigned, by the Company to Seller;
(i)    Section 2.03(h) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(h)    Seller and the Company shall deliver, or cause to be delivered, to Parent, (i) the Assignment of AE Consulting Agreement, duly executed by Seller, AE Consultant and Edge Autonomy Bend and (ii) fully executed copies of the Expense Assignment Agreements;

(j)    The following is hereby added as a new Section 2.03(l) of the Merger Agreement, and all necessary conforming changes to punctuation and conjunctions preceding Section 2.03(l) shall be deemed made:
(l)    Parent shall deliver, or cause to be delivered, to Seller the Seller Note, duly executed by Parent and Seller Note Issuer, and Seller shall countersign and deliver a counterpart thereof to Parent.
(k)    Section 2.04(h) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(h)    Within five (5) Business Days after the Closing Purchase Price, including each of the components thereof, is finally determined pursuant to this Section 2.04:
(i) if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is less than the Estimated Closing Purchase Price (the total amount of such shortfall, the “Parent Adjustment Amount”), then Parent shall issue to the Seller a number of Parent Shares equal to (A) the amount by which the Equity Holdback Amount exceeds the Parent Adjustment Amount divided by (B) the Closing Per Share Price; provided, for the avoidance of doubt, that no additional Parent Shares shall be issued pursuant to this Section 2.04(h) if the Parent Adjustment Amount is equal to or greater than the Equity Holdback Amount; and
(ii) if the Closing Purchase Price as finally determined pursuant to this Section 2.04 is greater than the Estimated Closing Purchase Price (the total amount of such excess, the “Seller Adjustment Amount”), then Parent shall issue to the Seller a number of Parent Shares equal to (A) the lesser of (x) the sum of (I) the Equity Holdback Amount, plus (II) the Seller Adjustment Amount and (y) ten million U.S. dollars ($10,000,000), divided by (B) the Closing Per Share Price.
(l)    Sections 3.01(f) and 3.02(f) of the Merger Agreement are each hereby amended and restated in its entirety as follows:
(f) [INTENTIONALLY OMITTED];
(m)    Section 3.01(j) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(j) the Closing Date Cash Shortfall Amount shall not exceed sixty million U.S. dollars ($60,000,000).
(n)    Section 3.01(k) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(k) (i) the Assignment of AE Consulting Agreement shall have been executed by Seller, AE Consultant and the Company and shall have been delivered to Parent and (ii) the Expense Assignment Agreements shall have been duly executed by all parties thereto;
(o)    The defined term “Recommendation” set forth in Section 6.02(b) of the Merger Agreement shall be deemed to refer to Mergers, including the Stock Issuance pursuant to the Mergers, after giving effect to this Amendment.

(p)    Each of Section 7.07(d) and Section 8.10(a) of the Merger Agreement is hereby deleted in its entirety.
(q)    Section 7.14(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:
(b) Second, the Company shall pay, or cause to be paid, all Transaction Expenses identified on Schedule 2.03(f) (other than (i) Bonus Payments and (ii) items identified on Schedule 2.03(f) as “Assigned to Seller”, if any) to each Person who is owed a portion thereof.
(r)    Section 8.11 of the Merger Agreement is hereby amended by deleting the words “(and in any event no later than five (5) Business Days)” from the last sentence of such Section 8.11 and replacing such words with “(and in any event, not later than May 9, 2025)”.
(s)    Exhibit A of the Merger Agreement is hereby deleted in its entirety.
(t)    Exhibit C of the Merger Agreement is hereby amended by replacing it in its entirety with the document attached hereto as Annex I, which shall be added to the Merger Agreement as new Exhibit C.
(u)    Exhibit I of the Merger Agreement is hereby amended by replacing it in its entirety with the document attached hereto as Annex II, which shall be added to the Merger Agreement as new Exhibit I.
(v)    The document attached hereto as Annex III shall be added to the Merger Agreement as new Exhibit K.
2.    Proxy Statement Amendment.     The Parties shall reasonably cooperate to cause the preparation, filing with the SEC, and the mailing or delivery to Parent’s stockholders of an amendment to the definitive Proxy Statement that reflects, among other things, this Amendment, and the definition of “Proxy Statement” in Section 8.11 of the Merger Agreement is hereby amended to include any amendments to such proxy statement. For the avoidance of doubt, Parent shall be entitled to adjourn the date of the Stockholders Meeting to not later than June 20, 2025 if Parent determines any such adjournment is necessary or appropriate to permit adequate dissemination of any amendments to the definitive Proxy Statement or to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Vote.
3.    No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement.
4.    Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement (including the “Agreement”, as such term is used in the Merger Agreement) shall be deemed a reference to the Merger Agreement as amended hereby.
5.    Miscellaneous. Sections 13.03 (Notices), 13.05 (Severability), 13.06 (Construction), 13.07 (Amendment and Waiver), 13.08 (Complete Agreement), 13.10 (Counterparts), 13.11 (Governing Law; Choice of Law; Venue; Service of Process; Waiver of Jury Trial), 13.12 (Arbitration), 13.13

(Prevailing Party), and 13.17 (Conflict Between Transaction Documents) of the Merger Agreement shall apply to this Amendment mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COMPANY:

EDGE AUTONOMY INTERMEDIATE HOLDINGS, LLC

By:	/s/ Scott Kirk
Name:	Scott Kirk
Its:	Chief Financial Officer and Secretary

SELLER:

EDGE AUTONOMY ULTIMATE HOLDINGS, LP

By:	/s/ Scott Kirk
Name:	Scott Kirk
Its:	Chief Financial Officer
Signature Page to Amendment No. 2 to the Agreement and Plan of Merger

PARENT:

REDWIRE CORPORATION

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Executive Vice President, General Counsel and Secretary

PURCHASER:

ECHELON PURCHASER, LLC

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Vice President and Secretary

MERGER SUB:

ECHELON MERGER SUB, INC.

By:	/s/ Aaron Futch
Name:	Aaron Futch
Its:	Vice President and Secretary
Signature Page to Amendment No. 2 to the Agreement and Plan of Merger

Annex I
Form of Assignment of AE Consulting Agreement
(See attached.)

Annex II
Form of Amended and Restated Investor Rights Agreement
(See attached.)

Annex III
Form of Seller Note
(See attached.)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. A HOLDER OF THIS NOTE MAY CONTACT THE MAKER AT [●] TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND THE YIELD TO MATURITY, ALL AS DETERMINED UNDER THE PROVISIONS OF THE TREASURY REGULATIONS UNDER SECTIONS 1271 THROUGH 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
UNSECURED PROMISSORY NOTE

June [●], 2025	$100,000,000.00
Redwire Finance Holdings, LLC, a Delaware limited liability company (the “Maker”), for value received, hereby promises to pay to Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (the “Holder”), or its registered assigns, the aggregate principal amount of One Hundred Million and 00/100 Dollars ($100,000,000.00) (the “Original Principal Amount”), together with interest thereon calculated from the date hereof (the “Effective Date”) in accordance with the provisions of this unsecured promissory note (this “Note”). This Note is being issued pursuant to Section 2.03(l) of that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among Redwire Corporation, a Delaware corporation and an affiliate of the Maker, the Holder, and certain other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.
1.    Payment of Principal and Interest.
(a)    Interest; Minimum Return. Subject to Section 3(b), interest shall accrue from the Effective Date at a rate equal to (x)(i) from the Effective Date through July 15, 2025 (such time period, “Period 1”), and (ii) from July 16, 2025 through December 31, 2025 (such time period, “Period 2”), in each case, fifteen percent (15.00%) and (y) from and after January 1, 2026 (such time period, the “Full Return Period”), eighteen percent (18.00%), in the case of each of the foregoing clauses (x) and (y), per annum (based on a 365 day year) on the unpaid principal amount of this Note from time to time outstanding (including all capitalized PIK Interest (as defined below)) and shall be payable in arrears (i) quarterly on the last day of each calendar quarter (commencing September 30, 2025) (each, an “Interest Payment Date”) and (ii) on the Maturity Date (as hereinafter defined); provided that, on each Interest Payment Date, at the written option of the Maker (which shall be deemed exercised and provided to the extent any interest is not paid in cash on the applicable Interest Payment Date), any interest accrued on this Note from and after the later of the Effective Date and the last Interest Payment Date on which interest shall have been paid shall be capitalized and paid-in-kind by increasing the outstanding principal amount of this Note (“PIK Interest”) in lieu of being paid in cash; provided, however, that any accrued interest not previously paid or capitalized shall be paid in full in cash at such time as all remaining unpaid principal on this Note is paid on the Maturity Date or otherwise in accordance with this Note. Any repayment or prepayment of this Note in whole or in part shall be accompanied with a payment of the Minimum Return (as defined below), determined as of the date of such repayment or prepayment, which Minimum Return, if any, shall be due and payable as though said Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. For the avoidance of doubt, the Minimum Return (x) shall be presumed to be the liquidated damages sustained by the Holder as the result of the early repayment or prepayment of the Obligations and the Maker agrees that it is reasonable under the circumstances and (y) shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date this Note is accelerated pursuant to Section 3(b), and (iii) the date on which the Note is paid in full, in cash. The parties hereto acknowledge that the obligation of the Maker to pay the Minimum Return shall survive acceleration of the Note and/or the occurrence of any bankruptcy, insolvency or similar proceeding, and shall automatically accrue to the Original Principal Amount and shall constitute part of the Obligations for all purposes herein. If the Note is accelerated for any reason pursuant to the terms herein, the Minimum Return shall be calculated as if the date of acceleration of the Note was the date of prepayment of the Note.
(b)    The Maker EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MINIMUM RETURN IN CONNECTION WITH ANY ACCELERATION OF THE OBLIGATIONS. The Maker expressly acknowledges and agrees that (i) the Minimum Return is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Minimum Return shall be payable notwithstanding then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Holder and the Maker giving specific consideration in this transaction for such agreement to pay the Minimum Return, (iv) the Minimum Return represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holder and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holder or profits lost by the Holder as a result of any prepayment of the Obligations, (v) the obligation of the Maker to pay amounts necessary to achieve the Minimum Return is incurred on the date hereof and an obligation of the Maker as of the date hereof, (vi) the Maker’s agreement to pay the Minimum Return is a material inducement to the Holder, and (vii) the Maker shall be estopped hereafter from claiming differently than as agreed to herein with respect to the Minimum Return and the Maker acknowledges and agrees that the Minimum Return is not intended to act as a penalty or to punish the Maker for any action. For the purposes hereof:
“Minimum Return” means the amount required (if any) to be paid by the Maker to the Holder in order for the Holder to receive a return of (x) to the extent the Note is repaid in whole or in part during Period 1, 1.20 times the Original Principal Amount (or portion thereof) being repaid, (y) to the extent the Note is repaid in whole or in part during Period 2, 1.35 times the Original Principal Amount (or portion thereof) being repaid and (z) to the extent the Note is repaid in whole or in part during the Full Return Period, 1.50 times the Original Principal Amount (or portion thereof) being repaid, less, in the case of each of the foregoing clauses (x), (y) and (z), aggregate cash payments of principal, interest (including PIK Interest) and the Upfront Fee previously or then being paid in cash to the Holder.
(c)    Scheduled Maturity. Subject to Section 1(d), the Maker shall pay the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon (including any PIK Interest) and all accrued but unpaid fees or premiums (including the Upfront Fee and the Minimum Return, if any), on the date that is the earliest of (i) such time that a majority of the outstanding shares of Common Stock (determined on a fully diluted and as converted basis), or all or substantially all of the assets of, Parent are beneficially owned (as such term is defined for purposes of the Exchange Act) by a Person or group (as such term is defined for purposes of the Exchange Act) that is not an Affiliate of the Holder, the Maker or any of their respective Affiliates; provided, that no voluntary transfer, sale, assignment or conveyance by or to Holder or any of its Affiliates of any Common Stock or assets of Parent shall cause the acceleration of this Note; (ii) the date that is ninety-one days following the Senior Facility Maturity Date (as defined below); and (iii) the date this Note is accelerated pursuant to Section 3(b) (such date, the “Maturity Date”); provided that if any payment on this Note becomes due on a day other than a Business Day, then such payment shall be made on the next Business Day. The Holder shall deliver such amendments to this Note as is reasonably requested to evidence the Maturity Date (including any extension thereof on account of any refinancing or replacement of the Existing Redwire Credit Agreement and Existing Echelon Credit Agreement (each as defined below)). For the purposes hereof:
“Senior Facility Maturity Date” shall mean the latest stated maturity date in any of (x) the Existing Redwire Credit Agreement or (y) the Existing Echelon Credit Agreement (even if new borrowers or guarantors are added). “Existing Redwire Credit Agreement” means that certain Credit Agreement, dated as of October 28, 2020, by and among Redwire Intermediate Holdings, LLC, Redwire Holdings, LLC, the other loan parties party thereto, the financial institutions from time to time party thereto as lenders, and Adams Street Credit Advisors, LP (as amended, restated, supplemented, refinanced, or otherwise modified from time to time (in accordance with the terms hereof)). “Existing Echelon Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among Redwire Intermediate Edge Holdings, LLC, Edge Autonomy Intermediate II Holdings, LLC, the other loan parties party thereto, the financial institutions from time to time party thereto as lenders, and J.P. Morgan Chase Bank, as administrative agent (as amended, restated, supplemented, refinanced, or otherwise modified from time to time (in accordance with the terms hereof)).
(d)    Optional Prepayment. The Maker may, at any time after the Effective Date and from time to time thereafter, without premium or penalty (other than the Minimum Return, if any), prepay all or any portion of the unpaid principal amount of this Note together with any unpaid interest (including any PIK Interest) which has accrued on the portion of the principal so prepaid; provided that, (i) any such prepayment shall be in a minimum principal amount of $1,000,000, (ii) the Maker shall provide at least five (5) Business Days’ prior written notice (or any shorter period of notice acceptable to the Holder) to the Holder of such voluntary payment and (iii) the forgoing shall not prohibit payment on or after the Maturity Date.
(e)    Application of Payments. Payments under this Note shall be applied (i) first, to the payment of accrued and unpaid interest (including any PIK Interest accrued and not capitalized) hereunder until all such interest is paid and (ii) second, to the Minimum Return, if any, and

(iii) third, to the repayment of the unpaid principal amount of this Note. Any principal under this Note that is prepaid or repaid, in whole or in part, may not be reborrowed or reissued.
2.    Upfront Fee. As consideration for the extension of credit provided under this Note, the Maker hereby agrees to pay (or cause to be paid) to the Holder, an upfront fee (the “Upfront Fee”) in an amount equal to three percent (3.00%) of the Original Principal Amount of this Note on the Effective Date (without reference to capitalization of the Upfront Fee). The Upfront Fee shall be (i) paid-in-kind and added to the Original Principal Amount on the Effective Date and (ii) fully earned on the Effective Date and due and payable in full in cash on the Maturity Date or, if earlier, the date of repayment in full in cash of the Obligations.
3.    Events of Default; Remedies.
(a)    Events of Default. The occurrence and continuance of any of the following events shall constitute an “Event of Default” under this Note:
(i)    the Maker shall fail to make any payment of (A) unpaid principal, unpaid Upfront Fee or the Minimum Return (if any) when and as the same shall become due and payable, including pursuant to Section 11, or (B) unpaid interest under this Note within five (5) Business Days after the same shall become due and payable;
(ii)    (x) Parent or any of its controlled Affiliates shall default in any of its payment or performance obligations under the Merger Agreement or any Ancillary Agreement to the extent such obligation is in excess of $1,000,000 and such obligation is not subject to good faith dispute and (y) if curable, is not cured within 10 Business Days of written notice thereof by Holder to Maker; or
(iii)    the institution by or against Parent or any of its controlled Affiliates of proceedings to be adjudicated as bankrupt or insolvent, or the consent by such Person to institution of bankruptcy or insolvency proceedings against such Person or the filing by such Person of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by such Person to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official, of such Person, or of any substantial part of the property of such Person, or the making by or against such Person or its parent of an assignment for the benefit of creditors, or the admission by such Person or its parent in writing of such Person’s inability to pay its debts generally as they become due or the taking of corporate action by such Person or its parent in furtherance of any such action and, if applicable, either (A) such Person or its parent by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.
(b)    Remedies. If an Event of Default has occurred and is continuing:
(i)    the interest rate on this Note shall, to the extent permitted by law, shall automatically (and without the need for any action by the Holder) be increased to a rate equal to five percent (5.00%) per annum plus the rate otherwise payable hereunder;
(ii)    subject to Section 18, the Holder may declare all or any portion of the unpaid obligations of the Maker with respect to the repayment of principal, interest, premium or fees under this Note (collectively, including any Minimum Return, fees (including the Upfront Fee) and expenses that accrue after the commencement by or against the Maker of any proceeding under the Bankruptcy Code of the United States or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws, naming the Maker as the debtor in such proceeding, regardless of whether such interest, premium, fees and expenses are allowed claims in such proceeding, the “Obligations”) to be immediately due and payable; provided that if an Event of Default specified in Section 3(a)(iii) occurs, the entire unpaid Obligations shall forthwith become and be immediately due and payable without any notice, presentment, demand, protect, notice, declaration or other act on the part of the Holder notwithstanding any cure or grace period provided therein.
4.    Tax Treatment. The parties hereto intend that this Note shall be treated as indebtedness for U.S. federal income tax purposes, and no party shall take a contrary position on any tax return, in any discussion with a taxing authority, or otherwise with respect to tax, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended.
5.    Withholding. Any and all payments made by or on behalf of the Maker pursuant to this Note shall be made without deduction or withholding with respect to Taxes, except as required by applicable Law. If any payment made by or on behalf of the Maker pursuant to this Note is subject to deduction or withholding, the Maker shall be entitled to make such deduction or withholding and shall timely pay the full amount so deducted or withheld to the relevant governmental authority in accordance with applicable Law. The Holder shall deliver on or prior to the date hereof (or the date it becomes the Holder under this Note, including, for the avoidance of doubt, by means of an assignment), an Internal Revenue Service Form W-9 (or successor form) certifying that it is not subject to backup withholding.
6.    Waiver of Presentment and Notice. The Maker hereby irrevocably waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including, but not limited to, exemptions provided by or allowed under applicable bankruptcy laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the Obligations and any and all extensions, renewals, and modifications hereof.
7.    Place of Payment; Notices. Payments of principal and interest are to be made by the Maker in the lawful money of the United States of America in immediately available funds. Payments of principal and interest shall be delivered on behalf of the Holder to the address of the Holder set forth in the Maker’s records or at such other address as is specified by prior written notice by the Holder to the Maker.
8.    Amendment and Waiver. Except as otherwise provided in Section 18, the provisions of this Note may be modified, amended, or waived, and the Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only by written agreement of Parent, the Maker and the Holder.
9.    Assignment and Transfer. The rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors and permitted assigns and transferees of the Maker and the Holder; provided that, without the Maker’s prior written consent, the Holder shall not sell, exchange, assign or transfer this Note or any interest therein, other than to its Affiliates on not less than five (5) Business Days’ advance written notice to Maker; provided, further, that in no event shall the Maker sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose this Note or any interest therein without the prior written consent of the Holder.
10.    Covenant. Until the payment in full in cash of the Obligations, the Maker agrees that, unless the Holder shall otherwise expressly consent in writing (including via electronic mail), the Maker shall not: (i) incur any indebtedness for borrowed money other than any guarantees of such indebtedness to the extent that any subsidiary of the Maker is a primary obligor, (ii) own, directly or indirectly, less than 100% of the equity interests of (A) Redwire Intermediate Holdings, LLC, a Delaware limited liability company, and (B) Redwire Intermediate Edge Holdings, LLC, a Delaware limited liability company, and (iii) consummate any amendment, modification, refinancing or other change to or waiver of any of the rights under the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement if such amendment, modification, refinancing or other change or waiver (A) extends the stated maturity date of the indebtedness incurred pursuant to the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement by five (5) years or more from the date of such amendment, modification, refinancing or other change or waiver, (B) shall result in the Maker’s subsidiaries on a consolidated basis having a Consolidated Total Leverage Ratio (as defined in accordance with the Existing Echelon Credit Agreement as in effect on the date hereof) of greater than 6.50 to 1.00 as of the date of any such amendment, modification, refinancing or other change or waiver or (C) would be materially adverse to the Holder (in its capacity as such) (it being agreed that any such amendment, modification, refinancing or other change or waiver that imposes restrictions on (x) the ability of the Maker to perform its obligations hereunder or the Merger Agreement, in each case, solely with respect to any Equity Financing contemplated hereby or thereby, or (y) the use of proceeds of any Equity Financing to repay in whole or in part the Obligations, shall be materially adverse to the Holder). The Maker will use commercially reasonable efforts to deliver to the Holder fully-executed copies of any amendments, modifications, changes or waivers with respect to the Existing Redwire Credit Agreement and the Existing Echelon Credit Agreement (and the associated loan documents) following the effectiveness hereof.
11.    Mandatory Prepayment. If Parent or any of its subsidiaries (a) receives Equity Financing Net Proceeds of an Equity Financing or (b) receives any Net Debt Proceeds from any refinancing or modification to the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement, subject to other required uses of Equity Financing Net Proceeds as set forth in a writing executed by Holder or an Affiliate thereof (including on or prior to the date hereof), Parent shall, within five (5) Business Days of receipt thereof, apply (or cause to be applied) 100% of such Equity Financing Net Proceeds or Net Debt Proceeds, as applicable, to the prepayment of the Obligations in cash. The Maker further agrees to cause any Equity Financing Net Proceeds and any Net Debt Proceeds to be paid to the Maker (and not Parent) for application in accordance with the terms hereof. For the purposes hereof:
“Debt Financing Expenses” means the aggregate amount of all out-of-pocket fees, costs and expenses incurred in connection with a refinancing, waiver, modification, or amendment of the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement, including underwriting or up-front fees, commissions and similar fees, and out-of-pocket offering expenses (including, legal, accounting, marketing and advisory fees) of Parent and its Subsidiaries related to any such refinancing, waiver, modification, or amendment.

“Equity Financing Expenses” means the aggregate amount of all fees, costs and expenses incurred in connection with the Equity Financing, including underwriting, initial purchaser or placement agent discounts, commissions and fees, and other out-of-pocket offering expenses (including, legal, accounting, marketing, financial printer and advisory fees) of Parent, Seller and the Company Group related to the Equity Financing.
“Equity Financing” means, from and after the date hereof an offering of Parent Shares registered, or exempt from registration, under the Securities Act.
“Equity Financing Gross Proceeds” means the amount equal to the gross proceeds paid by investors in the Equity Financing before any reduction for Equity Financing Expenses.
“Equity Financing Net Proceeds” means the amount equal to (A) the Equity Financing Gross Proceeds, less (B) the Equity Financing Expenses.
“Net Debt Proceeds” means the actual amount of cash proceeds received by Parent or any of its Subsidiaries from refinancing of the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement which may be distributed to the Maker in connection therewith following repayment of the Existing Redwire Credit Agreement and the Existing Echelon Credit Agreement and after taking into account payment of all Debt Financing Expenses.
12.    Registration. The Holder shall maintain at its office a register for the recordation of the names and addresses of all payees and Makers and any party that is a assigned a portion of the Note (and related interest amounts) and amounts owing from the Maker to each payee (the “Register”). The requirements of this paragraph shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder. Notwithstanding anything in this Note to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Maker and payees shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a payee hereunder for all purposes of the Note. The Register shall be available for inspection by any payee, at any reasonable time and from time to time upon reasonable prior notice.
13.    Replacement. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Maker or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Maker shall not be deemed to be an outstanding Note and shall be deemed cancelled.
14.    Cancellation. Immediately after all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be automatically canceled, and the Holder shall immediately surrender this Note to the Maker for cancellation. Except in the case of a replacement note issued pursuant to Section 13, after cancellation of this Note, this Note shall not be reissued.
15.    Governing Law; Jurisdiction and Venue; Service of Process.
(a)    GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS NOTE AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER

SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS NOTE), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS NOTE), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)    Jurisdiction and Venue. Each party, by its execution hereof: (i) hereby irrevocably attorns and submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (an appellate courts thereof), for the purpose of any of the litigation referenced in the immediately preceding sub-paragraph occurring between or among the parties (or any of them); (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such litigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such litigation brought in one of the abovenamed courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Note or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence any such litigation (including for a declaratory judgment or the like) other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence litigation in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the abovenamed courts. Each party further waives any claim, and will not assert, that venue should properly lie in any other location within the selected jurisdiction or otherwise.
(c)    Service of Process. Each party hereby: (i) consents to service of process in any litigation in court between the parties arising out of or relating to this Note in any manner permitted by the Laws of the State of New York; (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail return receipt requested and with a simultaneous e-mail notification, at its physical and electronic addresses specified in the Merger Agreement (in which case, the address of Parent therein shall be the address of the Maker), will constitute good and valid service of process in any such litigation; and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such litigation any argument that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

16.    WAIVER OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER, BY ACCEPTING THIS NOTE, AGREES THAT IT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO JURY TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS IN RESPECT OF THIS NOTE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, RESPONDENT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY EQUITABLE RELIEF). THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM ARISING OUT OF OR RELATING TO THIS NOTE, WHICH LITIGATION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
17.    Construction. The language used in this Note shall be deemed to be the language chosen by the parties hereto to express their mutual intent, no rule of strict construction shall be applied against any Person, and any controversy over interpretations of this Note will be decided without regard to events of drafting or preparation. The parties hereto hereby agree that time is of the essence with respect to the performance of each of the parties’ obligations under this Note. The headings of the sections and paragraphs of this Note have been inserted for convenience of reference only and shall in no way restrict, expand, or otherwise modify any of the terms or provisions hereof. Unless the context otherwise clearly indicates, each defined term used in this Note shall have a comparable meaning when used in its plural or in its singular form.
18.    Costs and Attorneys’ Fees; Indemnification. The Maker agrees to pay promptly (and in any event within five (5) Business Days) following written demand therefor all reasonable and documented out-of-pocket costs and expenses of the Holder in connection with the collection of the Obligations or the enforcement of this Note during any workout, restructuring or negotiations in respect thereof (limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket costs for no more than one (1) firm of external counsel). In addition, the Maker agrees to pay, and to save and hold harmless the Holder from all liability for, any reasonable and documented out-of-pocket fees, costs or expenses incurred in connection with collection of the Obligations or the Holder’s enforcement of its rights under this Note, in each case, except to the extent a court of competent jurisdiction shall have determined in a final, non-appealable order or judgment that they resulted from the Holder’s bad faith, willful misconduct, gross negligence or material breach of its obligations under this Note or arising out of any dispute or transaction solely among or between the Holder and any assignee or transferee (or any former Holder or assignee thereof). This Section 18 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

19.    Usury Laws. It is the intention of the Maker and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, at the option of the Maker either, within ten (10) Business Days of the Holder’s receipt of written notice from the Maker (which includes a reasonably detailed explanation), refunded by the Holder to the Maker or immediately credited against any remaining unpaid principal amount of this Note, or if this Note has been repaid, then such excess shall, within ten (10) Business Days of the Holder’s receipt of written notice from the Maker (which includes a reasonably detailed explanation), be refunded by the Holder to the Maker.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written.

REDWIRE FINANCE HOLDINGS, LLC

By:
Name:
Title:

Solely for the purposes of Sections 3, 10 and 11 of this Note.

REDWIRE CORPORATION

By:
Name:
Title:
[Signature Page to Unsecured Promissory Note]

Acknowledged and agreed as of the date first written above:

EDGE AUTONOMY ULTIMATE HOLDINGS, LP

By:
Name:
Title:
[Signature Page to Unsecured Promissory Note]

Annex B
Fairness Opinion

Annex B
June 8, 2025
Special Committee of the Board of Directors of
Redwire Corporation
8226 Philips Highway, Suite 101
Jacksonville, FL 32256
Members of the Special Committee:
Roth Capital Partners, LLC (“Roth, “us” or “we”) understands that Redwire Corporation, a Delaware corporation (the “Company” or “Redwire”), intends to enter into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated January 20, 2025 (as amended, including by the contemplated Amendment, the “Merger Agreement”), pursuant to which Redwire will acquire Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (“Edge”), for an aggregate purchase price of $925 million as payable pursuant to the Merger Agreement (the foregoing, the “Transaction”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
In the Transaction, all of the issued and outstanding units of Edge will be converted into the right to receive (collectively, the “Transaction Consideration”): (a) $60 million in cash, plus (b) $100 million in the form of a promissory note issued to Seller by a direct, wholly-owned subsidiary of the Company, plus (c) 50.8 million shares of Redwire common stock (such number of shares being the quotient of (i) $765 million divided by (ii) $15.07, in accordance with the Merger Agreement).
You have asked us to render an opinion, as of the date hereof, as to the fairness, from a financial point of view, of the Transaction Consideration payable by Redwire pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have reviewed among other things:
(i)reviewed the draft Amendment provided to us on June 5, 2025;
(ii)reviewed the Merger Agreement provided to us on January 20, 2025;
(iii)reviewed certain information, including historic financial results and forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Edge that were furnished to us by management of the Company;
(iv)conducted discussions with members of senior management of the Company concerning the matters described in clause (ii);
(v)reviewed publicly available information relating to the Company and Edge;
(vi)reviewed the financial terms, to the extent publicly available, of certain acquisitions that we deemed relevant;
(vii)reviewed the financial terms, to the extent publicly available, of certain public companies that we deemed relevant;
(viii)performed a discounted cash flow analysis to obtain the net present value of Edge using a range of discount rates and terminal values based on projections of Edge provided by Company management; and
(ix)performed such other analyses, including detailed financial analyses, and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Transaction and arriving at our opinion.

Special Committee of the Board of Directors of Redwire Corporation
June 8, 2025

In conducting our review and arriving at our opinion, with your consent, we have not independently investigated or verified any of the foregoing information and we have assumed and relied upon such information as being accurate and complete in all material respects, and we have further relied upon verbal or written assurances of senior management of the Company that such information was accurate and complete in all material respects when given to us and that they are not aware of any facts or circumstances that would make or render any of such information inaccurate, incomplete or misleading in any material respect. With respect to Edge’s forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to its future financial performance. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets, liabilities or business operations of Edge, nor have we been furnished with any such valuation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we actually conducted any physical inspection of the properties or facilities of the Company or Edge in connection with the Merger Agreement or the Amendment.
We also have assumed, with your consent, that the Merger Agreement will be consummated substantially in accordance with its terms and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations promulgated thereunder and the rules and regulations of The NYSE Stock Exchange, and any other applicable exchanges, that the representations and warranties of each party in the Merger Agreement are true and correct, that each party to the Merger Agreement will perform on a timely basis all covenants and agreements required to be performed by it under the Merger Agreement, and that all conditions to the consummation of the Merger Agreement will be satisfied without waiver thereof. We have further assumed that the final Amendment when signed by all relevant parties will conform in all material respects to the near execution draft of Amendment dated June 5, 2025 provided to us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be timely obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have a material adverse effect on the Company, Edge, or the contemplated benefits of the Merger Agreement to the respective parties. We have also assumed that the Closing Per Share Price will equal the volume weighted average price of Redwire common stock over the 30 trading days ending on the day preceding the date of the Merger Agreement.
Our opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Transaction Consideration payable by Redwire pursuant to the Merger Agreement. Our opinion does not in any manner address any other aspect or implication of the Merger Agreement or any agreement, arrangement or understanding entered into in connection with the Merger Agreement or otherwise, including, without limitation, the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, relative to the consideration in the Merger Agreement. Our opinion also does not address the relative merits of the Merger Agreement as compared to any alternative business strategies that might exist for the Company, the underlying business decision of the Company to proceed with the transactions contemplated by the Merger Agreement, or the effects of any other transaction in which the Company might engage. The issuance of this opinion was approved by an authorized internal fairness committee of Roth in accordance with our customary practice. Our opinion is necessarily based on the economic, monetary, market, financial and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or Edge. Further, we express no opinion as to the actual value of the

Special Committee of the Board of Directors of Redwire Corporation
June 8, 2025

shares of the Company or the prices at which shares of the Company will trade at any time before or after the announcement of Amendment or during the time between its announcement and the closing of the transactions contemplated by the Merger Agreement. It should be understood that, although subsequent developments or events may affect various assumptions used by us in preparing our opinion, we do not have any obligation to update, revise or reaffirm our opinion based on such developments, events or otherwise and we expressly disclaim any responsibility to do so. Our opinion does not address any legal, tax or accounting matters.
We note that, in connection with performing and rendering our services to the Company, we were not authorized to and did not solicit any expressions of interest from any other parties with respect to any acquisitions involving Edge.
We have acted as financial advisor to the Special Committee in connection with Amendment and the Merger Agreement and will receive a fee for our services payable following a request from such Special Committee that our opinion be so delivered and Roth indicating that it is prepared to issue the opinion. Our fairness opinion fee is not contingent upon our conclusion as to fairness or the consummation of the Merger Agreement. In addition, we will be reimbursed for our reasonable and documented out of pocket expenses incurred in rendering services to the Special Committee. Payment of such reimbursement is not contingent upon consummation of the Merger Agreement. The Company has agreed, pursuant and subject to the terms and conditions of the Advisory Engagement Agreement (the “Engagement Letter”) entered into by and between us, the Special Committee, and the Company, to indemnify us for certain losses, claims, damages and liabilities arising out of our performance of services pursuant to our engagement with the Special Committee. In the three years prior to the date hereof, we have not provided financing services and financial advisory services to the Company, Edge or AE Industrial Partners LP (“AEI”) or any of AEI’s known affiliates and we have not received fees from such parties.
Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, and, accordingly, may at any time hold a long or a short position in such securities.
The Special Committee may (a) furnish copies of this letter to the Special Committee’s legal counsel, the Company’s board of directors (the “Board”), the Company and the legal counsel and other advisors of the Company, (b) produce this letter in response to any subpoena, court order, or similar legal demand, provided that, to the extent legally permissible, prompt prior written notice thereof shall be given to Roth so that Roth may seek a protective order or other appropriate remedy, and, if Roth fails to obtain such remedy, the Special Committee may disclose only that information which its counsel advises it is legally compelled to disclose, and (c) in connection with the Special Committee’s recommendation to the Board, deliver an information copy of this letter to the Board. In addition, the Company may include the text of this letter and a description thereof in any proxy statement, information statement, or other similar communication filed by the Company with the Securities and Exchange Commission in connection with the Transaction, provided that (a) if this letter is included in such materials, this letter will be reproduced therein only in its entirety, and (b) the content and context of any such inclusion or description (including, without limitation, any reference to Roth, the engagement of Roth, the services provided by Roth or this

Special Committee of the Board of Directors of Redwire Corporation
June 8, 2025

letter) shall be subject to Roth’s prior review and approval, which approval shall not be unreasonably withheld conditioned or delayed.
It is understood that this letter is solely for the information of the Special Committee of the Company in connection with its evaluation of the Amendment and the Merger Agreement and does not constitute a recommendation to any stockholder of the Company. Subject to the terms of the Engagement Letter, this opinion may not be relied upon by any other person, or used for any other purpose. Subject to the terms of the Engagement Letter, except as expressly contemplated by and subject to the limitations set forth in the Merger Agreement, this opinion may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent.
On the basis of and subject to the foregoing, we are of the opinion, as of the date hereof, that the Transaction Consideration payable by the Company pursuant to the Merger Agreement is fair from a financial point of view.
Very truly yours,

/s/ Roth Capital Partners

Roth Capital Partners, LLC

SCAN TO VIEW MATERIALS & VOTE
REDWIRE CORPORATION 8226 PHILIPS HIGHWAY, SUITE 101 JACKSONVILLE, FL 32256
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/RDW2025SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 12, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received prior to the commencement of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:		KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REDWIRE CORPORATION

The Board of Directors of Redwire Corporation recommends you vote FOR proposals 1 and 2:				For	Against	Abstain

1.Merger Transactions Proposal: To approve the Mergers (as defined below), including the issuance of shares of common stock, par value $0.0001 per share, of Redwire Corporation (“Redwire”) pursuant to the Mergers (the “Stock Issuance”) set forth in the Agreement and Plan of Merger (the “Merger Agreement”) dated January 20, 2025 (as amended on February 3, 2025 and June 8, 2025, and as may be further amended from time to time) by and among Redwire, Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (f/k/a UAVF Ultimate Holdings, LP), Edge Autonomy Intermediate Holdings, LLC, a Delaware limited liability company (f/k/a UAVF Intermediate Holdings, LLC) (“Edge Autonomy,” and together with its subsidiaries, the “Edge Autonomy Group”), Echelon Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Redwire, and Echelon Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Redwire, pursuant to which Redwire will, via the mergers set forth in the Merger Agreement (the “Mergers”), acquire the Edge Autonomy Group.
				☐	☐	☐

2.Adjournment Proposal: To approve one or more adjournments of the Special Meeting of Redwire Stockholders (the “Special Meeting of Stockholders”), if appropriate, to solicit additional proxies if there are insufficient votes to approve the Mergers and the Stock Issuance pursuant to the Mergers at the time of the Special Meeting of Stockholders.
				☐	☐	☐

NOTE: In the proxies’ discretion, in accordance with the recommendation of the Board of Directors, the proxies are authorized to vote on any other business that may properly be presented by the Board of Directors at the Special Meeting of Stockholders or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com

REDWIRE CORPORATION Special Meeting of Stockholders June 13, 2025 at 8:00 AM ET This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peter Cannito and Jonathan E. Baliff, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REDWIRE CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM ET on June 13, 2025, at www.virtualshareholdermeeting.com/RDW2025SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.
Please refer to the Proxy Statement for a discussion of the Proposals.

Continued and to be signed on reverse side